As filed with the Securities and Exchange Commission on July 13, 2006

Registration No. 333-133809

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD OMNI AUTO RECEIVABLES LLC

(Depositor with respect to the Issuing Entities Described Herein)

(Exact name of Registrant as Specified in its Charter)

Delaware	6189	52-2184798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200	Patrick C. Ossenbeck World Omni Auto Receivables LLC 190 Jim Moran Blvd. Deerfield Beach, Florida 33442 (954) 429-2200
(Address, including zip code, and telephone number, including area code, of principal executive offices of Registrant)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With A Copy To:

Jeffrey O’Connor Kirkland & Ellis LLP 200 E. Randolph Drive Chicago, IL 60601 (312) 861-2000	Reed Auerbach McKee Nelson LLP 5 Times Square, 35th Floor New York, New York 10036 (917) 777-4200

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined in light of market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

[The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.]

[You should carefully consider the risk factors beginning on page S-10 in this prospectus supplement and on page 3 in the prospectus.

The notes are obligations of the issuing entity, World Omni Auto Receivables Trust 200  -  , and are backed only by the assets of the issuing entity. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.]

SUBJECT TO COMPLETION DATED JULY 13, 2006

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [                        ]

$

World Omni Auto Receivables Trust 200  -

Issuing Entity and Trust

$ Class A-1 % Asset Backed Notes, Series

$ Class A-2 % Asset Backed Notes, Series

$ Class A-3 % Asset Backed Notes, Series

$ Class A-4 % Asset Backed Notes, Series

[$ Class B % Asset Backed Notes, Series ]

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

The Issuing Entity is offering the following classes of World Omni Auto Receivables Trust 200  -   notes by this prospectus supplement and the prospectus:

	Class A Notes				[Class B Notes]
200 - Asset Backed Notes	Class A-1	Class A-2	Class A-3	Class A-4	[Class B]
Principal Amount
Interest Rate
Payment Dates
First Payment Date
Final Scheduled Payment Date
Price to Public
Underwriting Discount
Proceeds to Depositor

The notes are payable solely from the assets of the Issuing Entity and consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks.

Credit Enhancement

•	A reserve account with an initial balance of $ .

•	Overcollateralization, which will equal $ as of the closing date.

•	Excess interest on the receivables.

•	[On the closing date the Issuing Entity is also issuing the Class B Notes in the aggregate original principal amount of $ that are subordinated to the Class A Notes. The Depositor will initially own the Class B Notes. The Class B Notes are not being offered under this prospectus supplement.]

[The notes will also have the benefit of an interest rate swap arrangement with [            ], the swap counterparty.]

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners of the Class A Notes

Co-Managers of the Class A Notes

[Underwriters of the Class B Notes]

The date of this Prospectus Supplement is [                    ]

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

Information about the notes is contained in two separate documents that progressively provide more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to the notes; and

•	this prospectus supplement, which describes the specific terms of the notes.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

This prospectus supplement begins with several introductory sections describing the Series 200  -  Notes and the trust in abbreviated form:

Summary of Terms, which gives a brief introduction of the key features of the notes and a description of the receivables; and

Risk Factors, appearing on page S-10 of this prospectus supplement, which describes risks that apply to the notes which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The “Table of Contents” in this prospectus supplement and in the prospectus identify the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus supplement in the “Glossary of Terms to the Prospectus Supplement” which appears at the end of this prospectus supplement and in the “Glossary of Terms to the Prospectus” which appears at the end of the prospectus.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or a series of securities, see “Incorporation of Certain Information By Reference” beginning on page 55 of the prospectus.

In this prospectus supplement, the terms “depositor,” “we,” “us” and “our” refer to World Omni Auto Receivables LLC.

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Section	Page
Transaction Structure and Parties	S-1
Summary of Terms	S-2
Parties and Dates	S-2
The Notes	S-3
[The Interest Rate Swap]	S-5
Servicing	S-5
The Receivables	S-5
Credit Enhancement	S-6
Purchases of Subsequent Receivables	S-7
Tax Status	S-8
ERISA Considerations	S-9
Ratings of the [Class A] Notes	S-9
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	S-9
Certificates	S-9
Risk Factors	S-10
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Class A Notes	S-10
The Class A Notes Are Not Suitable Investments for All Investors	S-10
Limited Assets of the Trust Could Result in Losses on the Notes	S-10
Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default until Maturity	S-11
Possible Prepayment as a Result of Pre-Funding and Prepayment on Receivables Will Cause Prepayments on Your Notes	S-11
Changes in Pool Characteristics From Those of the Statistical Pool May Adversely Affect Collections on the Receivables and Payments on Your Notes	S-11
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment	S-12
You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of a Secondary Market	S-12
The Trust	S-13
Capitalization of the Trust	S-13
The Owner Trustee	S-13
The Indenture Trustee	S-14
The Trust Property	S-14
The Receivables Pool	S-14
The Statistical Pool	S-14
The Initial Receivables	S-17
The Subsequent Receivables	S-17
Delinquencies, Repossessions and Net Losses	S-18
Static Pool Information About Certain Previous Securitized Pools	S-20
Prepayment and Yield Considerations	S-21
Pool Factors and Other Information	S-28
Use of Proceeds	S-28
The Servicer and Sponsor	S-28
Description of the Notes	S-28
Payments of Interest	S-28
Payments of Principal	S-29
Optional Redemption	S-30
Mandatory Prepayment	S-30
Registration of the [Class A] Notes	S-31
Book-Entry Registration	S-31

ii

iii

Transaction Structure and Parties

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus supplement and the prospectus for a further description.

SUMMARY OF TERMS

The following summary is a short, concise description of the main terms of the notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary and in the prospectus.

Parties and Dates

Trust and Issuing Entity

The issuing entity of the notes is World Omni Auto Receivables Trust 200 - , also referred to herein as the “trust”.

Depositor

World Omni Auto Receivables LLC, a wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the depositor is:

190 Jim Moran Blvd.

Deerfield Beach, Florida 33442

(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and a wholly owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors LLC, a wholly owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, USA, Inc. that commenced in 1968 and has been subsequently renewed through October 2009. World Omni Financial Corp. initiated operations in 1982. Since March 1996, World Omni Financial Corp. has provided financial services to certain Toyota dealers in the Five-State Area under the name Southeast Toyota Finance.

Indenture Trustee

Owner Trustee

[Swap Counterparty

will be the “swap counterparty”.]

Statistical Cutoff Date

                        , 200  . The statistical information presented in this prospectus supplement relates to the pool of receivables as of the statistical cutoff date. We refer to that pool as the “statistical pool.” The actual pool of receivables sold to the trust on the closing date will include receivables in addition to those included in the statistical pool. In addition, some of the receivables included in the statistical pool may not be included in the final pool as a result of prepayments or the failure of those receivables to meet the eligibility requirements established for the trust.

The aggregate principal balance of the receivables included in the statistical pool was $             as of the statistical cutoff date.

The aggregate principal balance of receivables included in the initial pool sold to the trust on the closing date is $             as of the initial cutoff date.

Initial Cutoff Date

Closing Date

On or about

Subsequent Cutoff Date

With respect to any receivable transferred to the trust after the closing date, the date specified by the depositor.

The Notes

World Omni Auto Receivables Trust 200 - will issue the following notes:

% Asset-Backed Notes, Class A-1 in the aggregate original principal amount of $            ;

% Asset-Backed Notes, Class A-2 in the aggregate original principal amount of $            ;

% Asset-Backed Notes, Class A-3 in the aggregate original principal amount of $            ;

% Asset-Backed Notes, Class A-4 in the aggregate original principal amount of $            ; and

% Asset-Backed Notes, Class B in the aggregate original principal amount of $            .

[The Class B Notes are not being offered under this prospectus supplement and will be initially retained by the depositor.]

The aggregate original principal amount of the [Class A] Notes will be $            . The [Class A] Notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, societe anonyme, and Euroclear. For more information, read “Registration of the [Class A] Notes—Book-Entry Registration” in this prospectus supplement and “Description of the Securities—Book-Entry Registration” in the prospectus. We expect that delivery of the notes will be made on or about .

Payment Dates

The trust will make payments on the notes on the [15th] day of each month, except that when the [15th] day is not a business day, the trust will make payments on the notes on the next business day. The first payment date will be .

The final scheduled payment date for each class of notes is listed below. The trust expects that each class of notes will be paid in full prior to its final scheduled payment date.

Class A-1
Class A-2
Class A-3
Class A-4
Class B

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the related record date interest at the respective per annum interest applicable to that class of notes on the outstanding principal amount of that class of notes as of the close of business on the preceding payment date.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year. Interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months.

On the initial payment date, the interest payable on each class of notes will be based on the aggregate original principal amount of each class of notes as of the closing date and the period from and including the closing date to but excluding the initial payment date.

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus supplement, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable after the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full.

We refer you to “Description of the Notes—Payments of Interest” in this prospectus supplement.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (2), (4) and (6) under “—Priority of Payments” below, the trust will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class A-4 Notes until they are paid in full; and then

(5) to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the trust will pay principal of the notes from funds allocated to the holders of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until the Class A-1 Notes are paid in full; then

(2) to the holders of the remaining Class A Notes pro rata based upon their respective unpaid principal amount until the Class A Notes have been paid in full; and then

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

All outstanding principal and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement.

Mandatory Prepayment

The notes will be prepaid in whole or in part on the payment date immediately following the calendar month in which the last day of the funding period occurs if and to the extent any amounts remain on deposit in the pre-funding account on that payment date after giving effect to the purchase of all subsequent receivables. This mandatory prepayment will be applied to each class of notes in accordance with the priorities with respect to distributions of principal described under the first paragraph under “The Notes—Principal” above.

Optional Redemption

The servicer may, at its option, cause a redemption of the outstanding notes by purchasing all the receivables. The servicer may only do this when the aggregate outstanding principal balance of the receivables is equal to or less than 10.00% of the sum of the aggregate starting principal balance of all receivables transferred to the trust. The purchase price for the receivables shall not be less than, and the redemption price of the notes shall equal, the aggregate outstanding principal amount of the notes plus accrued and unpaid interest thereon to but excluding the date of redemption.

Priority of Payments

On each payment date, any funds available for distribution from the receivables, funds available from the negative carry account up to the negative carry amount and funds available from the reserve account, in each case, with respect to that payment date, after the deduction of servicing fees, unpaid servicing fees and reimbursement of advances, in each case, paid to or retained by the servicer, will be distributed in the following amounts and order of priority:

(1) interest on the Class A Notes;

(2) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the close of business on the preceding payment date exceeds (b) the aggregate outstanding principal balance of the receivables plus amounts, if any, on deposit in the pre-funding account as of the last day of the prior calendar month;

(3) interest on the Class B Notes;

(4) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the close of business on the preceding payment date exceeds (b) the aggregate outstanding principal balance of receivables plus amounts, if any, on deposit in the pre-funding account as of the last day of the prior calendar month less (c) any amounts allocated to pay principal of the notes under clause (2) above;

(5) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(6) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the close of business on the preceding payment date exceeds (b) the aggregate outstanding principal balance of the receivables plus amounts, if any, on deposit in the pre-funding account as of the last day of the prior calendar month less the overcollateralization target amount for the payment date less (c) any amounts allocated to pay principal of the notes under clauses (2) and (4) above; and

(7) the remainder, if any, as distributions to the certificateholders.

We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement.

Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•	a default for five business days or more in the payment of any interest on any note;

•	a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the trust, subject to notice and cure provisions;

•	any representation or warranty made by the trust being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the trust, both voluntary and involuntary.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the notes are so accelerated, the priority of payments will change. For further detail, we refer you to “Description of the Trust Documents— Distributions—Payments to Noteholders” in this prospectus supplement.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of these securities generally vote together as a single class under the indenture. Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities.

[The Interest Swap]

[To be inserted: Disclosure about the Interest Rate Swap, if entered into in any transaction.]

Servicing

After the sale of the receivables to the trust, World Omni Financial Corp. will continue to service the receivables. World Omni Financial Corp.’s responsibilities as servicer will include, among other things, collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of defaulted receivables, monitoring the performance of the receivables and advancing interest on delinquent receivables. We refer you to “Description of the Trust Documents—Advances” in this prospectus supplement for more information on advances. In return for World Omni Financial Corp.’s services, the trust will pay a fee to World Omni Financial Corp. out of collections received by the trust, which will be 1/12 of      % of the principal balance of receivables as of the first day of the collection period. We refer you to “Description of the Trust Documents—Servicing Compensation” in this prospectus supplement.

The Receivables

The primary assets of the trust will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. We refer to these contracts as “receivables.” A portion of the receivables will be acquired by the trust on the closing date, which receivables we refer to as the “initial receivables”, and the remainder of the receivables will be acquired by the trust after the closing date, which receivables we refer to as the

“subsequent receivables.” The trust will be entitled to receive all payments received after the initial cutoff date with respect to the initial receivables, and in the case of the subsequent receivables, after each subsequent cutoff date that is designated for those subsequent receivables by the depositor.

We refer to the principal balance of a receivable as of its respective cutoff date as the “starting principal balance” of that receivable and the principal balance of a receivable as of the date it was originated as the “original principal balance” of that receivable.

On the closing date, $             will be deposited into the pre-funding account and will represent      % of the aggregate starting principal balance of the initial receivables and the expected aggregate starting principal balance of the subsequent receivables. Subsequent receivables may be acquired by the trust from the depositor from time to time on or before the last business day in      using funds on deposit in the pre-funding account. Other than with respect to the purchase of subsequent receivables, there is no requirement or ability to add or remove pool assets from the pool other than the right of the trust to remove a pool asset from the pool upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repayment of the diverted amounts.

The assets of the trust will also include monies on deposit in specific accounts, including the reserve account, the pre-funding account, and the negative carry account, other property and the proceeds thereof.

The receivables in the trust will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the trust. The trust will grant a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders.

As of the statistical cutoff date, the receivables in the statistical pool had the following general characteristics:

Aggregate Principal Balance
Weighted Average Annual Percentage Rate
Range of Annual Percentage Rates
Weighted Average Remaining Term to Maturity (months)
Weighted Average Original Term to Maturity (months)
Latest Scheduled Maturity Date

For further information about the characteristics of the receivables in the statistical pool as of the statistical cutoff date, see “The Receivables Pool” in this prospectus supplement.

The characteristics of the receivables in the initial pool acquired by the trust on the closing date and in the final pool as of the end of the funding period may differ from those of the receivables in the statistical pool as of the statistical cutoff date. All receivables acquired by the trust, however, must satisfy the eligibility criteria specified in the trust documents.

There are no outstanding series or classes of securities that are backed by the asset pool and there are no material direct or contingent claims on or against the receivables other than those held by the secured parties under the indenture.

Credit Enhancement

Reserve Account

On the closing date, $             will be deposited into the reserve account, which is equal to      % of the aggregate starting principal balance of the initial receivables as of the initial cutoff date.

In addition, on each date during the funding period on which subsequent receivables are transferred to the trust, cash or eligible investments in an amount equal to      % of the aggregate starting principal balance of the subsequent receivables as of the related subsequent cutoff date will be withdrawn from the pre-funding account and deposited into the reserve account.

The indenture trustee will apply funds in the reserve account to make the payments in clauses (1) through (4) under the section entitled “Priority of Payments” above that are not covered by collections on the receivables and amounts available from the negative carry account. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee will apply funds from the reserve account to repay such class of notes in full.

The amount required to be on deposit in the reserve account on any payment date is equal to the lesser of (a)      % of the aggregate starting principal balance of all receivables transferred to the trust or (b) the aggregate outstanding principal amount of the notes. Amounts in the reserve account in excess of the required amount for any payment date will become part of available funds for that payment date. The reserve account will be replenished, if necessary, to its required amount with collections on the receivables remaining after making required allocations of interest and principal payments on the notes.

Subordination of the Class B Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes. Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment period. The priority of payments is further described in “Description of the Notes—Payments of Interest”, “Description of the Notes—Payments of Principal” and “Description of the Trust Documents—Distributions”.

Losses not covered by any credit enhancement or support will be allocated to the classes of notes in the reverse order of priority of payments on the notes, such that losses will be first allocated to the overcollateralization, if any, and then to the principal balance of Class B Notes and then to the principal balance of Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate outstanding principal balance of the receivables plus amounts in the pre-funding account exceeds the aggregate outstanding principal amount of the notes. The aggregate starting principal balance of the initial receivables plus the initial pre-funded amount is expected to exceed the initial aggregate principal amount of the notes by $             or      % of the aggregate starting principal balance of the initial receivables plus the initial pre-funded amount. The application of funds according to clause (6) under the section entitled “Priority of Payments” above is designed to increase the level of overcollateralization as of any payment date to a target amount of      % of the aggregate outstanding principal balance of the receivables as of the last day of the calendar month preceding that payment date, but not less than      % of the aggregate starting principal balance of all receivables transferred to the trust as of such date. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on the receivables, if any.

Excess Interest

More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Purchases of Subsequent Receivables

Pre-Funding Account

On the closing date, $            , which represents      % of the aggregate starting principal balance of the initial receivables and the expected aggregate starting principal balance of the subsequent receivables, will be deposited into a segregated trust account held by the indenture trustee for the benefit of the noteholders, and will be used to acquire subsequent receivables from the depositor during the funding period. During the funding period, the depositor will transfer to the trust subsequent receivables having an aggregate starting principal balance that is at least equal to the initial pre-funded amount to the extent that subsequent receivables have been acquired by the depositor from World Omni Financial Corp., and to deposit the required amounts in the reserve account in connection with that acquisition.

The “funding period” will be the period from and including the closing date until the earliest of (1) the date on which the amount on deposit in the pre-funding account (after giving effect to the acquisition of all subsequent receivables, including any subsequent receivables acquired on that date) is not greater than $100,000, (2) the occurrence of an event of default under the indenture, (3) the occurrence of a servicer default under the sale and servicing agreement, (4) the occurrence of specified events of insolvency with respect to the depositor or the servicer, and (5) the close of business on the last business day of                      .

Any amount remaining in the pre-funding account at the end of the funding period will be payable to the noteholders as a mandatory prepayment as described above. For further information, please see “The Receivables Pool—Subsequent Receivables” in this prospectus supplement.

Negative Carry Account

On the closing date the depositor will deposit $             into a segregated trust account held by the indenture trustee for the benefit of the noteholders. On each payment date related to a calendar month in the funding period, the indenture trustee will withdraw the negative carry amount for that payment date and deposit it into the collection account. Such amount shall become part of available funds for that payment date.

The “negative carry amount” means, as of any payment date, the amount by which the total interest payable to the noteholders with respect to the pre-funded portion of the pool exceeds the investment earnings on the pre-funded amount during the preceding calendar month.

On each payment date, any amount remaining on deposit in the negative carry account after giving effect to the distribution of the negative carry amount for that payment date in excess of the required negative carry account balance for that payment date will become part of available funds for that payment date. On the payment date following the calendar month in which the last day of the funding period occurs, after giving effect to all withdrawals from the negative carry account on that payment date, all amounts remaining on deposit in the negative carry account will become part of available funds.

The “required negative carry account balance” means, as of any payment date, the lesser of (1) the amount then on deposit in the negative carry account and (2) the maximum negative carry amount for the remainder of the funding period, assuming no further withdrawals from the pre-funding account and investment earnings on amounts on deposit therein at a rate of      %. The “maximum negative carry amount” for the closing date and for any payment date is equal to the product of (1) the excess of (a) the weighted average interest rates on the notes on that date over (b)      %, (2) the amount on deposit in the pre-funding account on that date, (3) the fraction equal to the aggregate outstanding principal amount of the notes as of that date over the aggregate outstanding principal balance of the receivables as of that date plus the amounts on deposit in the pre-funding account and (4) the fraction of a year represented by the number of days from that date until, but excluding, the payment date immediately following the calendar month in which the last day of the funding period occurs (calculated on the basis of a 360-day year of twelve 30-day months). The required negative carry amount will be zero for each payment date following the calendar month in which the last day of the funding period occurs.

Tax Status

Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the [Class A] Notes will be characterized as indebtedness and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting a [Class A] Note, each holder of that note will be deemed to agree to treat the note as indebtedness for income tax purposes.

We refer you to “Federal Income Tax Consequences” in the prospectus and in this prospectus supplement for additional information concerning the application of federal tax laws to the trust and the notes and to “State and Local Tax Consequences” in this prospectus supplement for additional information concerning the application of state tax laws to the trust and the notes.

ERISA Considerations

Subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement, the [Class A] Notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of a [Class A] Note, each of these entities is deemed to represent that its purchase and holding of a [Class A] Note will not give rise to a nonexempt prohibited transaction.

We refer you to “ERISA Considerations” in this prospectus supplement.

Ratings of the [Class A] Notes

It is a condition to the issuance of the notes that, on the closing date, each class of notes will receive at least the following ratings from Standard and Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poors”), and Moody’s Investor Services, Inc. (“Moody’s”):

Class	Standard & Poors	Moody’s
A-1
A-2
A-3
A-4
[B]

Ratings on the notes will be monitored by the rating agencies listed above while the notes are outstanding. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice to the noteholders. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Certificates

The trust will also issue certificates that represent the equity or residual interest in the trust and the right to receive amounts that remain after the trust makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The depositor will initially retain the certificates. The certificates are not being offered by this prospectus supplement and the accompanying prospectus.

RISK FACTORS

Prospective investors in the [Class A] Notes should consider the following factors and the additional factors discussed under “Risk Factors” in the prospectus.

Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Class A Notes.	Because the principal of each class of Class A Notes generally will be paid sequentially, classes of Class A Notes that have higher sequential numerical class designations will be outstanding longer and therefore will be exposed to the risk of losses on the receivables during periods after other classes of Class A Notes have been receiving most or all amounts payable on their notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.

Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes and then to the Class B Notes. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, and the Class A-4 Notes will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account and the negative carry account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

The Class A Notes Are Not Suitable Investments for All Investors.	The Class A Notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The Class A Notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

Limited Assets of the Trust Could Result in Losses on the Notes.	The trust will not have any significant assets or sources of funds to make payments on the notes other than the receivables, amounts, if any, in the negative carry account up to the negative carry amount and the amounts available in the reserve account. You must rely upon payments on the receivables, amounts, if any, in the negative carry account up to the negative carry amount and the reserve account for repayment of your notes. Although (1) funds in the reserve account may be available on that payment date to cover shortfalls in distributions of interest and certain distributions of principal on the notes and (2) funds in the reserve account may be replenished with collections on the receivables remaining after making required interest payments and certain principal payments on the notes, the amounts available from the reserve account and the negative carry account are limited. If the amounts on deposit in the reserve account and the negative carry account become depleted, the trust will depend solely on collections on the receivables to make payments on the notes. If the amounts on deposit in the reserve account and the negative carry account are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.

Proceeds of the Sale of Receivables May Not Be Sufficient to Pay Your Notes in Full; Failure to Pay Principal on Your Notes Will Not Constitute an Event of Default until Maturity.	If so directed by the requisite noteholders, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables owned by the trust. We cannot assure you, however, that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and the reserve account, if any). Therefore, the failure to pay principal of your notes will not result in the occurrence of an event of default until the final scheduled payment date for your notes.

Possible Prepayment as a Result of Pre-Funding and Prepayment on Receivables Will Cause Prepayments On Your Notes.	If the aggregate starting principal balance of the receivables transferred to the trust during the funding period is less than the amount deposited in the trust’s pre-funding account, the trust would not be able to purchase sufficient additional receivables to use all of the funds in the pre-funding account. This would result in a prepayment of all or a portion of the principal of the Class A-1 Notes and possibly a portion of the Class A-2 Notes as described above. The amount of the notes that would be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes.

Principal on each class of notes must be fully paid by the final scheduled payment date for that class of notes. However, because some prepayments of the receivables are likely and some receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class’ final scheduled payment date, the actual payment of any class of notes may occur earlier, and could occur significantly earlier, than that class’ final scheduled payment date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of notes will be earlier than that class’ final scheduled payment date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus supplement. You may not be able to reinvest any principal repaid to you earlier than you expected at a rate of return that is equal to or greater than your expected yield on your notes.

Changes in Pool Characteristics From Those of the Statistical Pool May Adversely Affect Collections on the Receivables and Payments on Your Notes.	This prospectus supplement describes only the characteristics of the receivables in the statistical pool as of the statistical cutoff date. The initial pool of receivables acquired by the trust on the closing date and final pool of receivables as of the end of the funding period will contain receivables in addition to those included in the statistical pool and some of the receivables in the statistical pool may not be included in the initial pool or the final pool as a result of prepayments or the failure of those receivables to meet the eligibility criteria of the trust. As a result, the characteristics of the receivables in the initial pool as of the initial cutoff date and in the final pool as of the end of the funding period may differ from those of the statistical pool as of the statistical cutoff date.

Receivables originated or acquired by World Omni Financial Corp. after the statistical cutoff date may use criteria different from those that were applied to the receivables in the statistical pool and may be of a different credit quality and seasoning, which could adversely affect the amount collected on the receivables. In addition, following the transfer of additional receivables to the trust, the characteristics of the receivables, including the composition of the receivables, the distribution by annual percentage rate, and geographic distribution may vary from those of the receivables in the statistical pool. We refer you to “The Receivables Pool” in this prospectus supplement. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations will affect the weighted average life of the notes. We refer you to “Weighted Average Life of the Notes” in this prospectus supplement.

The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment.	Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. The following economic conditions, among others, may affect payments on the receivables:
• unemployment,

• interest rates,

• inflation rates,

• consumer perceptions of the economy, and

• effects of natural catastrophes, such as the hurricanes that struck the Gulf Coast region in 2004 and 2005.

Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the receivables. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your notes and you may suffer a loss. As of the statistical cutoff date, World Omni Financial Corp.’s records indicate that the billing addresses of the obligors of the receivables in the statistical pool were concentrated in Florida, Georgia, North Carolina, Alabama and South Carolina. The occurrence of hurricanes in those states may adversely affect receivables located in those states. In addition, we may be unable to accurately assess the effect of hurricanes on the economy or on the receivables in those states. The effect of natural disasters, such as hurricanes, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables because any adverse impact as a result of a future hurricane or any similar event may be borne by the noteholders. We refer you to “The Receivables Pool—Geographic Distribution of the Receivables in the Statistical Pool as of the Statistical Cutoff Date” in this prospectus supplement.

You May Have Difficulty Selling Your Notes and/or Obtaining Your Desired Price Due to the Absence of a Secondary Market.	The underwriters intend to make a secondary market for the [Class A] Notes, but are not obligated to do so. We cannot assure you that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your notes.

There have been times in the past when very few buyers of asset-backed securities existed and there may be similar times in the future. As a result, you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

THE TRUST

The trust is a statutory trust under the laws of the State of Delaware formed pursuant to a trust agreement between World Omni Auto Receivables LLC, a Delaware limited liability company, and                 , as owner trustee. Before the sale and assignment of the trust assets to the trust, the trust will have no assets, obligations or operating history. The trust will not engage in any business other than:

•	acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;

•	issuing and making payments on the notes and certificates; and

•	engaging in other activities to accomplish the above.

The requirements that apply to an amendment of the trust agreement are described in the prospectus under “Description of the Trust Documents—Amendments”. The trust’s initial equity capitalization, which does not include the amounts allocated in the reserve account and the negative carry account, will be $            , which is the expected aggregate starting principal balance of the initial receivables as of the initial cutoff date plus the pre-funding account initial deposit less the aggregate original principal amount of the notes as of the closing date. The certificates, evidencing an undivided beneficial interest in the trust that is subordinate to the interest of the holders of the notes, will be issued to and initially retained by the depositor. The certificates represent the equity interest in the trust and are not being offered by this prospectus supplement and prospectus.

Capitalization of the Trust

The following table illustrates the expected assets of the trust as of the closing date:

Receivables
Pre-Funding Account
Reserve Account
Negative Carry Account

The following table illustrates the expected liabilities of the trust as of the closing date:

Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes
Certificates

Total

No expenses will be incurred in connection with the selection and acquisition of the receivables from the offering proceeds.

The trust’s fiscal year ends on December 31.

The Owner Trustee

                     will be the owner trustee under the trust agreement. It is a                      and its principal offices are located at             . The owner trustee will perform limited administrative functions under the trust agreement.

[To be inserted by Owner Trustee: Disclosure about the Owner Trustee as required by Items 1109, 1117 and 1119 of Regulation AB.]

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee described in the trust documents.

The Indenture Trustee

                     will be the indenture trustee under the indenture.                      is a              and its corporate trust office is located at                     .

[To be inserted by Indenture Trustee: Disclosure about the Indenture Trustee as required by Items 1109, 1117 and 1119 of Regulation AB.]

The indenture trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee described in the trust documents.

The Trust Property

The primary assets of the trust will include the following:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the applicable cutoff date;

•	amounts that from time to time may be held in one or more trust accounts, including the reserve account, the negative carry account, the note distribution account, the collection account and pre-funding account, each established and maintained on behalf of the trust by a trustee;

•	the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the trust under the sale and servicing agreement or pooling and servicing agreement pursuant to which the depositor sold the receivables to the trust and the servicer services the receivables on behalf of the trust;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors; and

•	any and all proceeds of the foregoing.

THE RECEIVABLES POOL

The primary assets of the trust will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of receivables.

The Statistical Pool

The characteristics set forth in this section are based on the pool of receivables as of the statistical cutoff date. The characteristics of the receivables in the initial pool acquired by the trust on the closing date and in the final pool as of the end of the funding period may differ from those of the statistical pool.

As of the statistical cutoff date, the statistical pool of receivables had an aggregate principal balance of $            . As of the statistical cutoff date, approximately      % of the aggregate principal balance of the receivables in the statistical pool were originated by World Omni Financial Corp. or, with respect to acquired receivables, by an independent third party, under a program in which World Omni Financial Corp. or such independent third party finances the purchase of a vehicle that was previously leased from World Omni Financial

Corp., its affiliates or such independent third party. See “World Omni Financial Corp.’s Automobile Finance Business—Underwriting” in the prospectus for more information on this program. As of the statistical cutoff date, each of the receivables in the statistical pool met certain eligibility criteria, which formed the basis for the selection of the receivables. The eligibility criteria provide that each receivable:

•	was secured by a new or used automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a simple interest receivable;

•	provided for level monthly payments that fully amortize the amount financed over its original term, except for minimal differences in the first or last months;

•	had an original term to maturity of to months;

•	provided for the payment of a finance charge at a stated annual percentage rate ranging from % to %;

•	did not have a scheduled payment for which $ 40.00 or more was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than .

The following table sets forth information regarding the composition of the receivables in the statistical pool as of the statistical cutoff date. The “Weighted Average Annual Percentage Rate,” the “Weighted Average Original Term to Maturity” and “Weighted Average Remaining Term to Maturity” in the table are weighted based on the principal balance of the related receivables as of the statistical cutoff date.

Composition of the Receivables in the Statistical Pool as of the Statistical Cutoff Date

Aggregate Principal Balance
Number of Receivables
Average Principal Balance
Average Original Principal Balance
Range of Original Principal Balance
Weighted Average Annual Percentage Rate
Range of Annual Percentage Rates
Weighted Average Original Term to Maturity
Range of Original Terms to Maturity
Percent of Receivables with Original Terms greater than months
Weighted Average Remaining Term to Maturity
Range of Remaining Terms to Maturity
Weighted Average FICO® score [1,2]
Range of FICO® scores that represents greater than 90% of all pool FICO® scores [2,3]

1	FICO is a registered trademark of Fair Isaac Corporation. An obligor’s FICO score measures the likelihood that such obligor will repay his or her obligation as expected.
2	FICO scores are calculated excluding accounts for which no FICO score is available.

3	A 90% FICO score range of - has the meaning that greater than 90% of the aggregate outstanding principal balance of the applicable receivables is composed of obligors with FICO scores between and , with less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) exceeding and less than 5% of obligor FICO scores (based on the aggregate outstanding principal balance of the applicable receivables) falling below .

As of the statistical cutoff date, approximately      % of the aggregate principal balance of the receivables in the statistical pool, constituting approximately      % of the total number of receivables in the statistical pool, represented financings of new vehicles, and approximately      % of the aggregate principal balance of the receivables in the statistical pool, constituting approximately      % of the total number of receivables in the statistical pool, represented financings of used vehicles. As of the statistical cutoff date, approximately      % of the aggregate principal balance of the receivables in the statistical pool, constituting approximately      % of the total number of receivables in the statistical pool, represented financings of Toyota manufactured vehicles. No other manufacturer of vehicles is represented by more than      % of the total number of receivables in the statistical pool.

The following table sets forth information regarding the geographic distribution of the receivables in the statistical pool as of the statistical cutoff date for the states with the largest concentrations of receivables. No other state accounts for more than     % of the aggregate principal balance of the receivables in the statistical pool. The breakdown by state is based on the billing addresses of the obligors of the receivables. The percentages in the table may not add up to      % because of rounding.

Geographic Distribution of the Receivables in the Statistical Pool as of the Statistical Cutoff Date

State	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida
Georgia
North Carolina
Alabama
South Carolina
All Others

Total

[To be inserted: For any state or other geographic region where 10% or more of the pool assets are or will be located, description of any economic or other factors specific to such state or region that may materially impact the pool assets or pool asset cash flows.]

[To be inserted: For any other material concentration of receivables, description of any economic or other factors specific to that concentration that may materially impact the pool assets or pool asset cash flows.]

The following table sets forth information regarding the distribution of the receivables in the statistical pool by annual percentage rate as of the statistical cutoff date. Percentages in the table may not add up to      % because of rounding.

Distribution of the Receivables in the Statistical Pool by Annual Percentage Rate

as of the Statistical Cutoff Date

Annual Percentage Rate Range	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000 – 1.000%
1.001 – 2.000%
2.001 – 3.000%
3.001 – 4.000%
4.001 – 5.000%
5.001 – 6.000%
6.001 – 7.000%
7.001 – 8.000%
8.001 – 9.000%
9.001 – 10.000%
10.001 – 11.000%
11.001 – 12.000%
12.001 – 13.000%
13.001 – 14.000%
14.001 – 15.000%
15.001 – 16.000%
16.001 – 17.000%
17.001 – 18.000%
18.001 – 19.000%
19.001 – 20.000%

Total

The Initial Receivables

The trust will acquire the initial receivables from the depositor on the closing date. The initial pool of receivables acquired by the trust on the closing date may contain receivables in addition to those included in the statistical pool and some of the receivables in the statistical pool may not be included in the initial pool of receivables as a result of prepayments or the failure of those receivables to meet the eligibility requirements established for the trust. Therefore, the characteristics of the receivables in the initial pool acquired by the trust on the closing date may differ from those of the statistical pool. All receivables in the initial pool, however, must satisfy the eligibility criteria specified in the trust documents, pursuant to which the receivables are transferred to the trust. The initial receivables, however, need not satisfy any other eligibility criteria. Initial receivables may be originated or acquired by World Omni Financial Corp. under credit criteria different from those that were applied to the receivables in the statistical pool and may be of a different credit quality and seasoning.

The Subsequent Receivables

During the funding period, the trust is expected to acquire additional receivables from the depositor with an aggregate starting principal balance approximately equal to the excess of the aggregate principal amount of the notes plus the initial overcollateralization amount over the aggregate starting principal balance of the initial receivables as of the initial cutoff date (the “initial pre-funded amount”). Any transfer of subsequent receivables to the trust is subject to the satisfaction, on or before the related subsequent transfer date, of the conditions precedent described in the prospectus and this prospectus supplement. Each subsequent receivable must at the time of its addition satisfy the eligibility criteria specified in the trust documents, pursuant to which the subsequent receivables are transferred to the trust, and described in the prospectus and this prospectus supplement. The subsequent receivables, however, need not satisfy any other eligibility criteria. Subsequent receivables may be originated or acquired by World Omni Financial Corp. under credit criteria different from those that were applied to the receivables in the statistical pool and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent receivables to the trust, the characteristics of the receivables, including the composition of the receivables, the distribution by annual percentage rate, and geographic distribution, may vary from those of the receivables in the statistical pool. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the receivables are paid, some of these variations may affect the weighted average life of each class of notes.

Other than with respect to the purchase of subsequent receivables, there is no requirement or ability to add or remove pool assets from the pool other than the right of the trust to remove a pool asset from the pool upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repayment of the diverted amounts. For further description, please see “The Receivables Pool” in the prospectus.

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to its portfolio of fixed rate retail installment sale contracts similar to the receivables.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of             , the number of bankrupt contracts greater than 10 days past due was             . The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due. “Net Repossession Losses,” which include charged off amounts, equal the aggregate principal balances of all contracts determined to be uncollectable in the period plus accrued but unpaid interest earned through the point of charge-off, less any recoveries, but do not include expenses incurred to dispose of vehicles.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.’s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the trust with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.’s portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated.

Delinquency Experience

	For period ending March 31,	For period ending December 31,
	2006	2005	2004	2003	2002	2001
Ending Net Receivables	$3,050,038	$2,993,074	$2,626,432	$2,438,668	$2,484,949	$2,125,403
Ending Number of Contracts	230,025	226,907	208,494	201,737	197,481	172,477
Number of Delinquent Contracts (1)
31-60 Days	2,177	3,279	2,830	2,490	2,725	2,481
61-90 Days	282	646	428	358	326	293
91 Days and Over	110	213	129	136	80	91

Total	2,569	4,138	3,387	2,984	3,131	2,865

Percent of Delinquent Contracts
31-60 Days	0.95%	1.45%	1.36%	1.23%	1.38%	1.44%
61-90 Days	0.12%	0.28%	0.21%	0.18%	0.17%	0.17%
91 Days and Over	0.05%	0.09%	0.06%	0.07%	0.04%	0.05%

Total	1.12%	1.82%	1.63%	1.48%	1.59%	1.66%

Dollar Amount of Delinquent Contracts
31-60 Days	$26,222	$37,901	$30,282	$26,885	$29,627	$27,125
61-90 Days	$3,655	$7,903	$4,998	$4,397	$4,098	$3,444
91 Days and Over	$1,643	$3,037	$1,801	$1,951	$1,020	$1,345

Total	$31,520	$48,841	$37,081	$33,233	$34,745	$31,914

Percent of Dollar Amount of Delinquent Contracts
31-60 Days	0.86%	1.27%	1.15%	1.10%	1.19%	1.28%
61-90 Days	0.12%	0.26%	0.19%	0.18%	0.16%	0.16%
91 Days and Over	0.05%	0.10%	0.07%	0.08%	0.04%	0.06%

Total	1.03%	1.63%	1.41%	1.36%	1.39%	1.50%

(1)	The servicer considers a receivable delinquent when an obligor fails to make $40 or more of a scheduled payment by the due date. The period of delinquency is based on the number of days that $40 or more of a payment is contractually past due.

Net Loss and Repossession Experience

(Dollars in Thousands)

	For period ending March 31,	For period ending December 31,
	2006	2005	2004	2003	2002	2001
Ending Net Receivables	$3,050,038	$2,993,074	$2,626,432	$2,438,668	$2,484,949	$2,125,403
Ending Number of Contracts	230,025	226,907	208,494	201,737	197,481	172,477
Average Portfolio Outstanding During the Period	$3,022,392	$2,796,677	$2,519,861	$2,456,935	$2,316,347	$1,899,790
Average Number of Contracts Outstanding During the Period	228,504	215,844	206,041	199,503	185,394	157,390
Number of Repossessions	836	2,829	2,869	2,842	2,893	2,695
Repossessions as a Percentage of Average Number of Contracts Outstanding	1.46%	1.31%	1.39%	1.42%	1.56%	1.71%
Gross Charge-offs	$7,460	$25,543	$23,321	$23,540	$21,690	$20,664
Recoveries	$(1,501)	$(7,339)	$(3,687)	$(2,833)	$(2,971)	$(2,298)
Net Repossession Losses	$5,959	$18,204	$19,634	$20,707	$18,720	$18,366
Net Repossession Losses as a Percentage of Average Portfolio Outstanding	0.79%	0.65%	0.78%	0.84%	0.81%	0.97%

Static Pool Information About Certain Previous Securitized Pools

The Internet web site found at [                ], which we refer to as the “static pool website,” sets forth in tabular format static pool information regarding specified pools of retail installment sale contract receivables securitized by the sponsor during the last five years. The term ‘securitized pool’ refers to the securitized pool of receivables. The characteristics of each receivables pool described above are based on the securitized pool of receivables as of the related initial cut-off date. The characteristics of the actual securitized pool may vary somewhat from the characteristics of the receivables in the statistical pool.

The characteristics of receivables included in these prior securitizations, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables included in the statistical pool, the initial pool or the final pool of receivables for this transaction, and the social, economic and other conditions existing at the time when the receivables in this receivables pool were originated and that will exist when the receivables in the current receivables pool are repaid. As a result of each of the foregoing, there can be no assurance that the performance of the prior securitized pools will correspond to or be an accurate predictor of the performance of this receivables securitization transaction.

The static pool website includes the following summary information for each of the actual securitized pools:

•	aggregate principal balance;

•	average amount financed;

•	weighted average original term;

•	range of original terms;

•	weighted average remaining term;

•	percentage of Toyota vehicles;

•	percentage of non-Toyota vehicles;

•	weighted average annual percentage rate;

•	annual percentage rate range;

•	average FICO scores;

•	the numerical range of FICO scores comprising 90 % or more of all of the applicable obligors’ FICO scores;

•	percentage of new vehicles;

•	percentage of used vehicles; and

•	information regarding the geographic distribution of the receivables, by principal balance and percentage of aggregate principal balance.

The information on the static pool website will be unrestricted as to access and free of charge. The information described above will remain on the static pool website for a period of not less than five years. If a subsequent update or change is made to that information, the date of that update or change will be clearly indicated on the static pool website.

Information on the static pool website relating to securitized pools that were established before January 1, 2006 is not deemed to be part of this prospectus supplement or the registration statement.

PREPAYMENT AND YIELD CONSIDERATIONS

All of the receivables can be prepaid at any time without charge. For this purpose, “prepayments” include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and receivables repurchased for administrative reasons. A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. In addition, the receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the servicer of its option to purchase the receivables and cause a redemption of the notes under the conditions described in “Description of the Notes—Optional Redemption” in this prospectus supplement will also accelerate the payment of the notes. In addition, the notes may be prepaid in whole or in part at the end of the funding period to the extent amounts in the pre-funding account are not fully utilized to purchase subsequent receivables. This mandatory prepayment will be applied to each class of notes in accordance with the priorities with respect to distributions of principal described under “Terms of the Notes—Principal” above.

Prepayments on motor vehicle receivables can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the receivables.

The tables beginning on page S-23 have been prepared on the basis of the characteristics of the receivables in the statistical pool. Each absolute prepayment model table assumes that (a) the receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the receivables, (b) each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days, (c) interest accrues on the notes at the assumed coupon rate of      % for the Class A-1 Notes,      % for the Class A-2 Notes,      % for the Class A-3 Notes,      % for the Class A-4 Notes and      % for the Class B Notes, (d) payments on the notes are made on each payment date (and each payment date is assumed to be the [15th] day of each applicable month), (e) the closing date is                , 200   , (f) the servicer exercises its option to purchase all of the receivables and cause a redemption of the notes when the aggregate principal balance of the receivables is equal to       % or less of the aggregate starting principal balance of the receivables as of their respective cutoff dates, (g) the servicing fee for each month is equal to a rate of       of      %, (h) the negative carry amount never exceeds the amount on deposit in the negative carry account, (i) all funds deposited into the pre-funding account are used to purchase subsequent receivables in the amounts and on the dates specified in the table of Assumed Receivables Characteristics below and (j) interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year and interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months. For purposes of this table, the receivables have an assumed cutoff date as set forth in the table below and an aggregate starting principal balance as of the statistical cutoff date of $            . Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the original principal amount of each class of notes that is projected to be outstanding after each of the payment dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the receivables have been aggregated into [seven] hypothetical pools with all of the receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool’s principal balance, weighted average annual percentage rate, weighted average remaining term to maturity and weighted average seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Pool	Assumed Cutoff Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate (%)	Weighted Average Remaining Term to Maturity (In Months)	Weighted Average Seasoning (In Months)
[1
2
3
4
5
6
7]

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level until maturity or that all of the receivables will prepay at the same level. Moreover, the diverse terms of the receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the weighted average seasoning of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of notes.

Percentage of Original Class A-1 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%

Weighted Average Life(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-2 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%

Weighted Average Life(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-3 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%

Weighted Average Life(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

Percentage of Original Class A-4 Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%

Weighted Average Life(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.

[Percentage of Original Class B Principal Amount

at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.50%	2.00%

Weighted Average Life(1)

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the original principal amount of the note.]

POOL FACTORS AND OTHER INFORMATION

The pool factor with respect to any class of notes is a seven digit decimal which the servicer will complete each month indicating the outstanding principal amount of that class of notes as a fraction of the original principal amount of that class of notes. The pool factor will be 1.0000000 as of the closing date; thereafter, the pool factor will decline to reflect reductions in the principal amount of the applicable class of notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your note and (2) the pool factor.

Under the indenture, DTC will receive monthly reports concerning the payments received on the receivables, the pool factors and various other items of information. DTC will supply these reports to noteholders in accordance with its procedures. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to “Description of the Trust Documents—Reports to Class A Noteholders” in this prospectus supplement.

USE OF PROCEEDS

World Omni Auto Receivables LLC will use the net proceeds of the sale of the Class A Notes (1) to purchase the initial receivables from World Omni Financial Corp., (2) to deposit the pre-funding account initial deposit into the pre-funding account, (3) to deposit the reserve account initial deposit into the reserve account and (4) to deposit the negative carry account initial deposit into the negative carry account. World Omni Financial Corp. will use all of the proceeds to reacquire the initial receivables from various structured commercial paper issuers including commercial paper issuers administered by affiliates of one or more of the underwriters and from an affiliate of World Omni Financial Corp.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the servicer and sponsor, is set forth under “World Omni Financial Corp.” and “World Omni Financial Corp.’s Automobile Finance Business” in the prospectus.

DESCRIPTION OF THE NOTES

The notes will be issued under the terms of an indenture between the trust and the indenture trustee, and the certificates will be issued under the terms of a trust agreement between World Omni Auto Receivables LLC and the owner trustee. We have filed forms of the indenture and the trust agreement as exhibits to the registration statement.

Payments of Interest

Interest on the principal amounts of the classes of the notes will accrue at the notes’ respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing                     . Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the [15th] day of the preceding month. Interest will accrue on the outstanding principal amount of the notes at the applicable interest rate during the related interest accrual period, which is from and including the previous payment date to, but excluding, the current payment date, which period will be assumed to be 30 days for all notes other than the Class A-1 Notes. Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period and a 360-day year. Interest on each other class of the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. On the initial payment date, the interest payable on each class of notes will be based on the aggregate original principal amount of each class of notes as of the closing date and the period from and including the closing date to but excluding the initial payment date. The indenture trustee will generally apply the Available Funds and any withdrawals from the reserve account or negative carry account up to the negative carry amount to make interest payments on the notes. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” in this prospectus supplement.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Under the limited circumstances described under “Description of the Trust Documents—Distributions—Allocations and Distributions” in this prospectus supplement, the Class A Notes will be entitled to receive certain payments of principal before payments of interest are made on the Class B Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default resulting from the failure to make a payment on the notes, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes has been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full and certain allocations of principal of the Class A Notes have been made and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the notes until interest on the Class B Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full.

Payments of Principal

The indenture trustee will remit principal payments to the noteholders on each payment date in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal balance of the notes as of the day immediately preceding that payment date over

•	the Pool Balance less the overcollateralization target amount for that payment date.

The indenture trustee generally will remit principal payments on the notes from Available Funds, if any, remaining after the payment of interest on the notes. Amounts in the reserve account, including the amount, if any, to be deposited into the reserve account from the pre-funding account, are also available to make payments of principal of a class of notes on the expected final payment date for that class of notes and other payments of principal in certain limited circumstances. We refer you to “Description of the Trust Documents—Distributions—Payments to Noteholders” and “—Reserve Account” in this prospectus supplement.

We refer to the calendar month immediately preceding each payment date as a “collection period.” The collection period for the first payment date shall be from, but excluding, the initial cutoff date to and including [            ]. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each payment date, the servicer shall determine the amount in the collection account for the calendar month preceding such payment date. On each payment date, from the amounts allocated to the holders of the notes to pay principal described in clauses (2), (4) and (6) in “Description of the Trust Documents—Distributions—Allocations and Distributions,” the trust will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full;

(2) to the Class A-2 Notes until they are paid in full;

(3) to the Class A-3 Notes until they are paid in full;

(4) to the Class A-4 Notes until they are paid in full; and

(5) to the Class B Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the trust will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until paid in full;

(2) to the holders of the remaining Class A Notes pro rata based upon their respective unpaid principal balances until the remaining Class A Notes have been paid in full; and

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in ;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in ;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in ;
•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the payment date in , and

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in .

The actual date on which the aggregate outstanding principal amount of any class of notes is paid in full may be earlier than the final scheduled payment date for that class.

Optional Redemption

The servicer may, at its option, purchase all remaining receivables from the trust on any payment date following the last day of any collection period during which the aggregate outstanding principal balance of the receivables is      % or less of the aggregate starting principal balance of all receivables transferred to the trust. The purchase price for the receivables will at least equal the aggregate of the unpaid principal balance of the notes plus accrued and unpaid interest as of such last day. Exercise of this right will result in the redemption of the notes at a price equal to the aggregate outstanding principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption. Upon declaration of an optional redemption, the indenture trustee will give written notice of redemption to each noteholder of record. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder’s note at the office or agency of the indenture trustee specified in the notice of termination.

Mandatory Prepayment

A portion of the Notes will be prepaid on the payment date immediately following the calendar month in which the last day of the funding period occurs if and to the extent any amount remains on deposit in the pre-funding account on that payment date, after giving effect to the purchase of all subsequent receivables. All mandatory prepayments will be made in accordance with the priorities described under “Description of the Notes—Payments of Principal” above.

REGISTRATION OF THE [CLASS A] NOTES

Book-Entry Registration

The [Class A] Notes will initially be represented by notes registered in the name of Cede & Co. as nominee of DTC, and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of the purchase agreement, the sale and servicing agreement, the indenture, the trust agreement and the administration agreement. We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final trust documents with the SEC following the issuance of the notes. Because this is a summary of the trust documents, it does not contain all the information that may be important to you. You should read the trust documents in their entirety if you require complete information regarding their contents.

On the closing date, the depositor will purchase from World Omni Financial Corp. under the purchase agreement, without recourse, except as provided in the purchase agreement, World Omni Financial Corp.’s entire interest in the initial receivables, together with World Omni Financial Corp.’s security interests in the related financed vehicles. At the time of issuance of the notes, the depositor will sell and assign to the trust, without recourse, except as provided in the sale and servicing agreement, its entire interest in the initial receivables, together with its security interests in the financed vehicles. The owner trustee will, concurrently with such sale and assignment, execute, and the indenture trustee will authenticate and deliver to the depositor the notes and the certificates in exchange for the receivables. Upon the execution of the trust documents, the issuance of the notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the indenture trustee will hold a first priority perfected security interest in the receivables and all identifiable proceeds thereof. See “Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles” in the prospectus for more detail.

Upon delivery to the depositor of the notes and certificates, the depositor will then sell the Class A Notes to the underwriters. We refer you to “Underwriting” in this prospectus supplement. During the funding period, subsequent receivables with an aggregate starting principal balance that is at least equal to the pre-funded amount are expected to be purchased by the depositor and assigned to the trust.

To assure uniform quality in servicing as well as to reduce administrative costs, the indenture trustee will appoint the servicer as custodian of the receivables and all documents related thereto. The receivables will not be physically segregated from other retail installment sale contracts of the servicer or those which the servicer services for others.

World Omni Financial Corp. will serve as the administrator under the administration agreement among the trust, the depositor, the indenture trustee and World Omni Financial Corp. World Omni Financial Corp., as administrator, will perform certain of the duties of the owner trustee and the trust that are assigned to it under the administration agreement and will provide additional services as are prescribed under the terms of the other trust documents. Significant duties of the administrator will be to monitor the performance of the trust and to advise the owner trustee when action is necessary to comply with the respective duties and obligations of the trust and the owner trustee under the trust documents. In furtherance of the foregoing, the administrator will take any appropriate action that is required to be taken by the trust and/or the owner trustee pursuant to the trust documents. However, the administrator will not take any action with regard to any “material matter”, as defined in the administration agreement, unless the trust documents authorize such action and the administrator has notified the owner trustee of the proposed action within a reasonable time. Except as otherwise noted in the trust documents, the administrator will not be obligated to make any payments to noteholders under any of the trust documents.

In the trust documents, World Omni Financial Corp. will make representations and warranties concerning the receivables, as described under “The Receivables Pool” in the prospectus. As of the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to the depositor and World Omni Financial Corp. or discovery by either of a breach of any representation or warranty concerning a receivable that materially and adversely affects the receivable, unless the breach is cured, World Omni Financial Corp. will purchase such receivable from the trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the noteholders, the owner trustee or the indenture trustee for any such uncured breach.

Trust Accounts

The servicer will establish and maintain a collection account in the name of the indenture trustee on behalf of the noteholders. Within two business days of receipt of funds, the servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit all of those collections until the business day before the payment date (whether or not such funds will be distributed to noteholders, retained in the collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

(1) World Omni Financial Corp. remains the servicer, other than in connection with the Annual Transfer, under the sale and servicing agreement,

(2) no default by the servicer has occurred and is continuing, and

(3) World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the notes.

The servicer will also establish and maintain one or more distribution accounts, in the name of the indenture trustee on behalf of the noteholders, from which it will make all distributions with respect to the notes.

Advances

The servicer will be obligated to make advances of 30 days of interest on each payment date in respect of receivables delinquent for more than 30 days, which is determined as of the last day of the related collection period, to the extent it determines that the advance will be recoverable. The servicer will recover advances from subsequent payments by or on behalf of the respective obligor or, upon the servicer’s determination that an advance is nonrecoverable, from any collections made on other receivables.

Servicing Compensation

The servicing fee payable to the servicer with respect to a collection period will be  1/12 of      % of the principal balance of the receivables as of the first day of the related collection period. The servicing fee payable to the servicer on the first payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period not being one month.

The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the payment date following the collection period out of collections for the collection period before any amounts are made available to make payments to the noteholders. The servicer may elect to defer all or a portion of the servicing fee with respect to a collection period as discussed in “Description of the Trust Documents—Servicing Compensation” in the prospectus.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the servicer is to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, in servicing Defaulted Receivables so as to maximize the trust’s realization of Defaulted Receivables. The sale and servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the trust’s Defaulted Receivables.

Distributions

Allocations and Distributions

On or before the business day immediately preceding each payment date, subject to the subordination provisions with respect to the Class B Notes described in this prospectus supplement, the servicer will instruct the indenture trustee to make the following allocations and distributions, to the extent of the Available Funds plus funds available from the negative carry account up to the negative carry amount, in the following order of priority:

(1) allocate to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under “—Payments to Noteholders,” from Available Funds, the Class A Noteholders’ Interest Distributable Amount;

(2) allocate to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” from Available Funds remaining after the application of clause (1), the Noteholders’ First Priority Principal Distributable Amount;

(3) allocate to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under “—Payments to Noteholders,” from Available Funds remaining after application of clauses (1) and (2), the Class B Noteholders’ Interest Distributable Amount;

(4) allocate to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” from Available Funds remaining after application of clauses (1) through (3), the Noteholders’ Second Priority Principal Distributable Amount;

(5) allocate to the reserve account, from Available Funds remaining after the application of clauses (1) through (4), the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(6) allocate to the holders of the notes for distribution in respect of principal of the notes as described under “—Payments to Noteholders,” from Available Funds remaining after the application of clauses (1) through (5), an amount equal to the Noteholders’ Principal Distributable Amount minus any amounts allocated under clauses (2) and (4) above; and

(7) distribute to the certificateholders, from Available Funds remaining after the application of clauses (1) through (6), the remaining balance, if any.

In the event that Available Funds are not sufficient to make the entire allocations required by clauses (1) through (4) above, the indenture trustee shall withdraw funds from the reserve account and will apply those funds to complete the distributions required by those clauses in the priority specified above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order or priority:

(1) to the holders of the Class A Notes the aggregate accrued and unpaid interest on each class of the Class A Notes;

(2) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A-1 Notes, the aggregate outstanding amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding amount of each such class of the notes;

(3) to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(4) if the notes have been declared to be due and payable as a result of occurrence of an event of default under the indenture other than as a result of default in payment of any interest on or principal of any note in accordance with the indenture, to the holders of the Class A Notes, the aggregate outstanding amount of each class of the Class A Notes;

(5) to the holders of the Class B Notes, the outstanding amount of the Class B Notes; and

(6) to the certificateholders, the remaining balance, if any.

Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

The following chart shows how payments from Total Available Funds are made on each payment date.

Total Available Funds
Servicing Fee and other fees
[Swap Counterparty Payment under Interest Rate Swap]
Acceleration Upon An Event of Default?
No
Yes
Class A Noteholders' Interest Distributable Amount
R
A-1 interest
A-2 interest
A-3 interest
A-4 interest
aggregate accrued and unpaid interest on each Class
R*
A-1 interest
A-2 interest
A-3 interest
A-4 interest
[Senior Swap Termination Payments to Swap Counterparty]
R
Noteholders' First Priority Principal Distributable Amount
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B principal
Class B Noteholders' Interest Distributable Amount
R
B interest
Noteholders' Second Priority Principal Distributable Amount
R
A-1 principal
A-2 principal
A-3 principal
A-4 principal
B principal
Reserve Account, up to the Required Reserve Amount
Note Distribution Account, difference between the Noteholders' Principal Distributable Amount and the sum of the First and Second Priority Principal Distributable Amounts (above)
[Swap Counterparty, any Termination Payments]
Certificateholders, the remainder of Available Funds (or it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholders)
Event of Default due to default in payment of interest or principal on notes?
No
Yes
aggregate accrued and unpaid interest on B Notes
B interest
aggregate Outstanding Amount of each A Class
A-1 principal
A-2 principal
A-3 principal
A-4 principal
R*
A-1 principal
aggregate Outstanding Amount of each A Class
A-2 principal
A-3 principal
A-4 principal
aggregate accrued and unpaid interest on B Notes
R*
B interest
R*
B principal
aggregate Outstanding Amount of the B Notes
[Swap Counterparty Subordinate Termination Payments]
Certificateholders, remaining balance
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of the Prospectus Supplement for further description.
R represents amounts that may be withdrawn from the Reserve Account to cover any shortfalls thereon.
dotted lines connecting payments represent pro rata treatment
* provided that the Event of Default is a payment default

Payments to Noteholders

On each payment date:

(1) all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such notes;

(2) all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes; and

(3) all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full; and

•	to the Class B Notes until they are paid in full.

In addition, on and after the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of notes in full.

The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the trust will pay the funds allocated to the holders of the notes to pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until paid in full;

(2) to the holders of the other Class A Notes pro rata based upon their respective unpaid principal balances until the other Class A Notes have been paid in full; and

(3) to the holders of the Class B Notes until the Class B Notes are paid in full.

Reserve Account

The reserve account will provide protection to the noteholders. The depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $             (the “reserve account initial deposit”), which is equal to      % of the aggregate starting principal balance of the initial receivables as of the initial cutoff date. The trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account. In addition, on each date during the funding period on which subsequent receivables are transferred to the trust, cash or eligible investments in an amount equal to      % of the aggregate starting principal balance of the subsequent receivables as of the related subsequent cutoff date will be withdrawn from the pre-funding account and deposited into the reserve account.

The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. The servicer will instruct the indenture trustee to withdraw funds from the reserve account and apply those funds to make the payments in clauses (1) through (4) of the first paragraph under “—Distributions—Allocations and Distributions” above that are not covered by collections on the receivables and amounts available from the negative carry account. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, or, if the notes are accelerated as a result of a payment default, the indenture trustee will apply funds from the reserve account to repay such class or classes of notes in full.

On each payment date, the indenture trustee will deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in clauses (1) through (4) under “—Distributions—Allocations and Distributions” above.

If the amount on deposit in the reserve account on any payment date (after giving effect to all deposits therein or other withdrawals therefrom on such payment date) is greater than the Required Reserve Amount for the related payment date, the excess amount will be added to the Available Funds for that payment date.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, the indenture trustee will distribute any remaining funds in the reserve account to the certificateholders.

The reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the notes.

Pre-Funding Account

The servicer will establish and maintain the pre-funding account in the name of the indenture trustee for the benefit of the noteholders. The pre-funding account will be created with an initial deposit of $            , which shall equal      % of the sum of the aggregate starting principal balance of the initial receivables and the expected aggregate starting principal balance of the subsequent receivables. On each subsequent transfer date during the funding period, (1) the related reserve account subsequent transfer deposit will be withdrawn from the pre-funding account and deposited in the reserve account and (2) an amount equal to the excess of the starting principal balances of all subsequent receivables transferred to the trust on such subsequent transfer date over the amount described in clause (1) above will be withdrawn from the pre-funding account and paid to the depositor. If the balance of funds on deposit in the pre-funding account as of the end of the funding period is greater than zero, the trust will apply the remaining pre-funded amount to make a mandatory prepayment of the notes in accordance with the priorities set forth under “The Notes—Payments of Principal” in this prospectus supplement.

Negative Carry Account

The servicer will establish and maintain the negative carry account in the name of the indenture trustee for the benefit of the noteholders. The negative carry account will be created with an initial deposit of cash or eligible investments having a value of $             (“negative carry account initial deposit”). The negative carry account initial deposit will equal the Maximum Negative Carry Amount as of the closing date. On subsequent payment dates, the servicer will instruct the indenture trustee to withdraw from the negative carry account and deposit into the collection account an amount equal to the Negative Carry Amount for that payment date. If the amount on deposit in the negative carry account on any payment date, after giving effect to the withdrawal of the Negative Carry Amount for that payment date, is greater than the Maximum Negative Carry Amount for that payment date, the excess will become part of Available Funds. All amounts remaining on deposit in the negative carry account on the payment date immediately following the calendar month in which the last day of the funding period occurs, after giving effect to all withdrawals therefrom on that payment date, will become part of Available Funds.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables plus amounts, if any, in the pre-funding account exceeds the aggregate principal balance of the notes. The aggregate starting principal balance of the initial receivables plus the initial pre-funded amount is expected to exceed the

initial aggregate principal balance of the notes by $             or      % of the aggregate starting principal balance of the initial receivables plus the initial pre-funded amount. The application of funds according to clause (6) of the first paragraph under “—Distributions—Allocations and Distributions” is designed to increase the level of overcollateralization as of any payment date to a target amount of      % of the aggregate outstanding principal balance of the receivables as of the last day of the related collection period, but not less than      % of the aggregate starting principal balance of all receivables transferred to the trust as of such date, as a result of the payment of a greater amount of principal on the notes in the first several months after the closing date than is paid on the principal of the receivables during the related period. In general, after the amount of overcollateralization has reached its target amount the dollar amount of overcollateralization will decrease as the aggregate principal balance of the receivables decreases. The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections for the receivables, if any.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of noteholders in the prospectus under the caption “Description of the Notes—The Indenture—Events of Default; Rights upon Events of Default,” until the Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for either the Class A Notes or the Class B Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor indenture trustees to be appointed for the Class A Notes and/or the Class B Notes, in order that there be a separate indenture trustee for each class of notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes will be entitled to their respective share of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus supplement, and only the holders of the Class A Notes will have the right to waive events of default under the indenture or servicer defaults or direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for such class of notes and the successor trustee’s acceptance of that appointment.

Each of the holders of the Class B Notes, by accepting its respective interest in a Class B Note, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Reports to Class A Noteholders

On each payment date, the indenture trustee will receive and forward to DTC a statement prepared by the servicer as described in “Description of the Securities—Reports to Securityholders” in the prospectus. DTC will supply these reports to Class A noteholders in accordance with its procedures.

In addition to the information specified in “Description of the Securities—Reports to Securityholders” in the prospectus, the statement will set forth the following:

(1) the Noteholders’ First Priority Principal Distributable Amount, if any, for the related payment date;

(2) the Noteholders’ Second Priority Principal Distributable Amount, if any, for the related payment date;

(3) the Noteholders’ Principal Distributable Amount for the related payment date;

(4) the interest rate for each of the Class A-1, Class A-2, Class A-3 and Class A-4 notes [and the Class B notes] for the related payment period;

(5) the amount of any interest carryover shortfall on the related payment date;

(6) the balance of the reserve account after giving effect to deposits and withdrawals to be made on that payment date;

(7) the balance of the pre-funding account, if any, after giving effect to withdrawals to be made on the payment date;

(8) the balance of the negative carry account, if any, after giving effect to withdrawals to be made on that payment date;

(9) the Overcollateralization Target Amount for the related payment date;

(10) the number and amount of pool assets, the weighted average annual percentage rate and the weighted average remaining term;

(11) delinquency, repossession and loss information on the receivables for the related payment period; and

(12) the amount of any servicer advances made during the related payment period.

The report will indicate each amount described in clauses (1), (2), (3) and (5) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the trust, will initially be held by the depositor, who may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

The owner trustee will be indemnified by the depositor, through the administrator, for any costs, expenses and disbursements that are imposed on the owner trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the owner trustee. However, the owner trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to perform certain express obligations in the trust documents, any inaccuracy in its express representations and warranties and its federal and state taxes.

The owner trustee may resign at any time by giving notice to the administrator and the administrator may remove the owner trustee at any time if the owner trustee is not able to legally act under the trust documents, has failed to resign after request of the administrator or if the owner trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the owner trustee, the administrator will appoint a successor owner trustee and will provide notice of the resignation or removal of the owner trustee and the acceptance of appointment by the successor owner trustee to the certificateholders, the noteholders, the indenture trustee and the rating agencies. Any successor owner trustee must at all times: (1) be a corporation that satisfies the provisions of Section 3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating of at least “A” (or the equivalent) by each rating agency. Any costs associated with the resignation or removal of the owner trustee will be paid by the administrator.

Indenture Trustee

In addition to receiving reasonable compensation, the indenture trustee will be reimbursed by the depositor, through the administrator, for the costs and expenses it incurs in connection with the performance of its duties under the indenture and the administration of the trust. The indenture trustee will be indemnified by the trust or the administrator for any loss, liability or expense it incurs in connection with the performance of its duties under the indenture and the administration of the trust. However, the indenture trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct or negligence.

The indenture trustee may resign at any time by giving notice to the trust. The indenture trustee must resign after an event of default if resignation is required under the Trust Indenture Act of 1939, as amended, and the indenture trustee will bear all costs of procuring a successor indenture trustee within 90 days of such event of default. The indenture trustee may be removed by the trust at any time if the indenture trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent or is otherwise incapable of legally acting under the trust documents. The indenture trustee may also be removed by the noteholders if (1) it fails to comply with section 6.11 of the indenture and the noteholders petition a court of proper jurisdiction to remove the indenture trustee and appoint a successor or (2) the holders of at least 50% of the outstanding amount of controlling securities desire to remove the indenture trustee and appoint a new indenture trustee by notifying the indenture trustee of their decision and action.

The administrator, on behalf of the trust, will appoint any successor indenture trustee except in the case of the outgoing indenture trustee’s removal by 50% of the holders of the outstanding controlling securities pursuant to item (2) in the preceding paragraph. Any successor indenture trustee must at all times (1) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) be rated at least A-1 by Standard & Poor’s and Prime-1 by Moody’s. Any successor indenture trustee will deliver a written acceptance of its appointment to the outgoing indenture trustee and the trust and will deliver by mail a notice of its succession to the noteholders. Any costs associated with the resignation or removal of the indenture trustee (except in connection with an event of default as described in the previous paragraph) will be paid by the administrator.

[Interest Rate Swap]

[To be inserted: Disclosure about the Interest Rate Swap, if entered into in any transaction.]

[The Swap Counterparty]

[             is the swap counterparty. It is organized as a              under the laws of [To be inserted: description of the general character of the business of the swap counterparty.

The long-term credit rating assigned to the swap counterparty by Moody’s is currently “[    ]” and by Standard and Poor’s is currently “[    ].” The short-term credit rating assigned to the swap counterparty by Moody’s is currently “[    ]” and by Standard and Poor’s is currently “[    ].”

Upon the occurrence of an event of default or termination event specified in the interest rate swap agreement, the interest rate swap agreement may be replaced with a replacement interest rate swap agreement as described under “The Description of the Trust Documents—Interest Rate Swap.”

Based on a reasonable good faith estimate of maximum probable exposure, the significance percentage of the interest rate swap agreement is less than 10%.]

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

[The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the trust or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the indenture trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.]

[The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the trust or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm’s length transactions with the depositor, the sponsor, the owner trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.]

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

FEDERAL INCOME TAX CONSEQUENCES

Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a [Class A] Note that holds the [Class A] Note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading “Federal Income Tax Consequences,” and supersedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended, as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Class A Notes.

Characterization of the Class A Notes

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the [Class A] Notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service and the courts on the basis of numerous factors designed to determine whether the trust has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes [and the Class B Notes] will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the trust. The remainder of this discussion assumes that the [Class A] Notes are debt for federal income tax purposes. For a discussion of the treatment if the [Class A] Notes were not considered debt for federal income tax purposes, see “Federal Income Tax Consequences—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes” in the accompanying prospectus.

Classification of the Trust

In the opinion of Kirkland & Ellis LLP, special tax counsel to the depositor, the trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity when there is a single beneficial owner of the trust or will be treated as a domestic partnership when there are two or more beneficial owners of the trust.

Discount and Premium

For federal income tax reporting purposes, it is anticipated that the [Class A] Notes (other than the Class A-1 Notes) will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at a % absolute prepayment model rate, and there will be no extensions of maturity for any receivables. No representation is made that the receivables will prepay at that rate or at any other rate.

The IRS has issued regulations under Sections 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the [Class A] Notes are advised to consult with their tax advisors concerning the tax treatment of such notes.

Certain classes of the [Class A] Notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder’s purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

Because the Class A-1 Notes have a maturity of less than one year from the date of issuance, special rules may apply. We refer you to “Federal Income Tax Consequences—Tax Consequences to Holders of the Notes—Interest Income on the Notes” in the prospectus.

Gain or Loss on Disposition

If you sell a [Class A] Note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note or accrued market discount previously reported as income, and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. When you sell a [Class A] Note or receive a principal payment with respect to such a note, your gain will be treated as ordinary income to the extent of any accrued interest and accrued market discount not previously reported as income. Upon a partial principal payment, your gain is equal to the difference between the amount of the payment and the portion of your adjusted basis in the note (as described above) allocable to such payment (generally on a pro rata basis). All loss upon a sale and any gain in excess of accrued market discount will generally be a long-term capital gain or loss if you held the [Class A] Note for more than one year.

Backup Withholding and Information Reporting

Payments of interest and principal, as well as payments of proceeds from the sale of [Class A] Notes, may be subject to the “backup withholding tax” under Section 3406 of the Internal Revenue Code at a rate of 28.00% if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

We will report to noteholders and to the IRS for each calendar year the amount of any “reportable payments” during such year and the amount of tax withheld, if any, with respect to payments on the notes.

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the “Loan Rule”) provides that a “financial organization” earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. [Bilzin Sumberg Baena Price & Axelrod LLP], special Florida counsel to the depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

The State of Florida imposes a value-based intangibles tax on January 1 of each year on certain intangibles owned, managed or controlled by Florida domiciliaries or intangibles having a business situs in Florida. The trust will be indemnified by World Omni Financial Corp. with respect to any liability the trust may incur for this intangibles tax. All investors having any Florida contacts are urged to consult their own tax advisors regarding the possible application of the intangibles tax to their investment in the notes.

The discussion above does not address the tax treatment of the trust, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the trust and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan within the meaning of Section 3(3) of ERISA, as well as an individual retirement account and any other plan within the meaning of Section 4975 of the Internal Revenue Code (each a “Benefit Plan”), from engaging in particular transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Internal Revenue Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the “Regulation”), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the [Class A] Notes should be treated as indebtedness of the trust without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the [Class A] Notes, including the reasonable expectation of purchasers of [Class A] Notes that the [Class A] Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of [Class A] Notes for ERISA purposes could change if the trust incurred losses.

However, without regard to whether the [Class A] Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of [Class A] Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the depositor, the servicer, the owner trustee or the indenture trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” By acquiring a [Class A] Note, each initial purchaser, transferee and owner of a beneficial interest will be deemed to represent that either (1) it is not acquiring the notes with the assets of a Benefit Plan; or (2) the acquisition and holding of the [Class A] Notes will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Internal Revenue Code.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, governmental plans may be subject to comparable state law restrictions.

A plan fiduciary considering the purchase of notes should consult its legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated                 , 200   among World Omni Financial Corp., the depositor, and                  and                 , as representatives of the underwriters, the depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

Aggregate Principal Amount of Notes to be Purchased
Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	[Class B Notes]

Total

The depositor has been advised by the underwriters that they propose initially to offer the [Class A] Notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of [Class A] Notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of [Class A] Notes. After the initial public offering, the public offering price and such concessions may be changed.

	Selling Concession	Reallowance
Class A-1 Notes
Class A-2 Notes
Class A-3 Notes
Class A-4 Notes
Class B Notes

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the [Class A] Notes offered hereby if any of such notes are purchased.

Each underwriter has represented and agreed that (a) it has not offered or sold and, prior to the expiry of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments, as principal or agent, for the purposes of their businesses, or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom, (c) it is a person of a kind described in Articles 19 or 49 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended, and (d) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Articles 19 or 49 of the Financial Promotion Order or who is a person to whom such document may otherwise lawfully be communicated.

The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the depositor do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the depositor that they intend to act as market makers for the [Class A] Notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the notes.

In connection with the offering of the [Class A] Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the notes for the purpose of stabilizing their market price. In addition, the underwriters may impose “penalty bids” whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the [Class A] Notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the [Class A] Notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

World Omni Financial Corp. and the depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to “Use of Proceeds” in this prospectus supplement and “Plan of Distribution” in the accompanying prospectus.

[As discussed under “Use of Proceeds,” World Omni Financial Corp. will use the proceeds received by it to reacquire a portion of the initial receivables from various structured commercial paper issuers administered by affiliates of one or more of the underwriters. Accordingly, because more than 10.00% of the net offering proceeds may be paid to an affiliate of a member of the National Association of Securities Dealers, Inc., which is participating in the distribution of the [Class A] Notes, the offering of the notes is being made pursuant to the provisions of Article III, Section 2710(c)(8) of the Rules of the National Association of Securities Dealers, Inc.]

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the [Class A] Notes.

As Percent of Aggregate Principal Amount of the [Class A] Notes
Aggregate Price to Public of the [Class A] Notes
Aggregate Underwriting Discount
Aggregate Proceeds to Depositor
Additional Offering Expenses

LEGAL PROCEEDINGS

There are no material legal or governmental proceedings pending against World Omni Financial Corp., the depositor, the indenture trustee, the owner trustee, the trust or the servicer, or of which any property of the foregoing is the subject.

LEGAL MATTERS

Some legal matters relating to the securities will be passed upon for the depositor and the servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by [Bilzin Sumberg Baena Price & Axelrod LLP], Miami, Florida. Some legal matters relating to the notes will be passed upon for the underwriters by [McKee Nelson LLP].

GLOSSARY OF TERMS TO THE PROSPECTUS SUPPLEMENT

The following are definitions of terms used in this prospectus supplement. References to the singular form of defined terms in this prospectus supplement include references to the plural and vice versa.

“Available Funds” means, generally, with respect to any payment date, the sum of the following amounts with respect to the related collection period:

•	all collections on the receivables;

•	advances made by the servicer with respect to delinquent receivables;

•	all proceeds of liquidated receivables, net of expenses incurred by the servicer in connection with the liquidation and any amounts required by law to be remitted to the obligor on the liquidated receivables and all recoveries in respect of liquidated receivables that became liquidated receivables in prior collection periods;

•	the Purchase Amount of each receivable that was repurchased by the depositor or purchased by the servicer under an obligation that arose during the related collection period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	amounts in the Reserve Account in excess of the Required Reserve Amount;

•	amounts in the negative carry account in excess of the required negative carry account balance;

•	investment earnings on funds on deposit in the collection account, the Reserve Account, the pre-funding account and the negative carry account; and

•	redeposits into the collection account of amounts available for distribution to certificateholders from the previous payment date, if any.

Available Funds for each payment date will be reduced by the servicing fee for the payment date and any previously unpaid servicing fees, late fees, any prepayment fees, administrative charges and reimbursements to the servicer of advances.

“Benefit Plan” is defined on page S-44.

“Class A Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class A Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class A Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

“Class A Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Monthly Interest Distributable Amount for the payment date and the Class A Noteholders’ Interest Carryover Shortfall for the payment date.

“Class A Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the notes of the class on the immediately preceding payment date or, in the case of the first payment date, on the closing date, after giving effect to all payments of principal to the noteholders of the class on or prior to the preceding payment date.

“Class B Noteholders’ Interest Carryover Shortfall” means, with respect to any payment date, the excess of the Class B Noteholders’ Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

“Class B Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class B Noteholders’ Monthly Interest Distributable Amount for such payment date and the Class B Noteholders’ Interest Carryover Shortfall for such payment date.

“Class B Noteholders’ Monthly Interest Distributable Amount” means, with respect to any payment date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the first payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

“Defaulted Receivable” means a receivable as to which (a) all or any part of a monthly payment is 120 or more days past due and the servicer has not repossessed the related financed vehicle or (b) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first. The principal balance of any receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

“Funding Percentage” means, for any payment date, the percentage derived from the fraction the numerator of which is the amount on deposit in the pre-funding account and the denominator of which is the sum of the aggregate principal balance of receivables transferred to the trust and the amount on deposit in the pre-funding account, in each case, as of the last day of the related collection period.

“Loan Rule” is defined on page S-43.

“Maximum Negative Carry Amount” means, as of the closing date or any payment date, an amount equal to the product of (1) the excess, if any, of (a) the weighted average of the interest rates on the notes as of such date over (b)      %, multiplied by (2) the amount on deposit in the pre-funding account on such date multiplied by (3) the fraction equal to the aggregate outstanding principal amount of the notes on such date over the aggregate outstanding principal balance of the receivables on such date plus the amounts on deposit in the pre-funding account on such date multiplied by (4) the fraction of a year represented by the number of days from such date to but excluding the payment date immediately following the calendar month in which the last day of the funding period occurs, calculated on the basis of a 360-day year of twelve 30-day months.

“Negative Carry Amount” means, as of any payment date, an amount calculated by the servicer as the excess, if any, of (1) the product of (a) the sum of the aggregate Class A Noteholders’ Interest Distributable Amount and the Class B Noteholders’ Interest Distributable Amount for such payment date multiplied by (b) the Funding Percentage for such payment date, over (2) the investment earnings on amounts in the pre-funding account during the related collection period.

“Noteholders’ First Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date.

“Noteholders’ Interest Distributable Amount” means, with respect to any payment date, the sum of the Class A Noteholders’ Interest Distributable Amount for such payment date and the Class B Noteholders’ Interest Distributable Amount for such payment date.

“Noteholders’ Principal Distributable Amount” means, with respect to the payment date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the notes as of the day immediately preceding that payment date over (b) the Pool Balance for that payment date minus the Overcollateralization Target Amount for that payment date, provided that on the final scheduled payment date of any class of notes, the Noteholders’ Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate principal balance of such class of notes to zero.

“Noteholders’ Second Priority Principal Distributable Amount” means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal balance of the Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the Noteholders’ First Priority Principal Distributable Amount.

“Outstanding Amount” means the aggregate principal amount of all notes, or class of notes, as applicable, outstanding at the date of determination.

“Overcollateralization Target Amount” means, with respect to any payment date, an amount equal to      % of the aggregate principal balance of the receivables as of the last day of the related collection period, but not less than      % of the aggregate starting principal balance of all receivables transferred to the trust as of such date.

“Pool Balance” means, as of any payment date, the aggregate principal balance of the receivables as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the depositor, as the case may be, plus amounts, if any, on deposit in the pre-funding account, for such collection period, and after reduction to zero of the aggregate outstanding principal balance of any receivable that became a Defaulted Receivable during the related collection period.

“PTCE” is defined on page S-44.

“Purchase Amount” means, with respect to a receivable, the amount, as of the close of business on the last day of the collection period as of which that receivable is purchased, required to prepay in full that receivable under the terms thereof including all accrued and unpaid interest and interest to that last day.

“Regulation” is defined on page S-44.

“Required Reserve Amount” means, with respect to any payment date, the lesser of (a)      % of the aggregate starting principal balance of all receivables transferred to the trust and (b) the Outstanding Amount.

[The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.]

SUBJECT TO COMPLETION, DATED JULY 13, 2006

PROSPECTUS

Auto Receivables Backed Notes and Certificates (Issuable in Series)

WORLD OMNI AUTO RECEIVABLES LLC

Depositor

You should carefully consider the risk factors beginning on page 3 of this prospectus.

The notes are obligations of the trust that issued those notes and are backed only by the assets of the trust. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

This prospectus may not be used to consummate sales of the offered securities unless accompanied by a prospectus supplement.

The Trusts:

1.	a new trust will be formed to issue each series of securities;

2.	each trust will consist primarily of:

•	retail installment sale contracts secured by new and used automobiles and light-duty trucks; and

•	other assets as described in this prospectus and to be specified in the related prospectus supplement.

The Securities:

1.	will be asset backed securities sold periodically in one or more series and each series will be secured by the assets of the trust or will evidence beneficial ownership interests in the trust;

2.	will be offered in separate series, which may include one or more classes, all of which may not be offered for sale to the public as specified in the related prospectus supplement;

3.	of a series may be divided into two or more classes, which may have different interest rates and which may receive principal payments in differing proportions and at different times;

4.	will consist of:

•	notes (which will be treated as indebtedness of the trust) and/or

•	certificates (which will represent an undivided ownership interest in the trust); and

5.	of any series are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp. or any of their affiliates, and neither the securities nor the underlying receivables are insured or guaranteed by any governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No secondary market will exist for a series of securities prior its offering. We cannot assure you that a secondary market will develop for the securities of any series or, if it does develop, that it will continue.

The date of this prospectus is [                ], 20

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the securities before making an investment decision. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You must rely for repayment only upon the trust’s assets, which may not be sufficient to make full payments on your securities.	Your securities are either secured by or represent beneficial ownership interests solely in the assets of the related trust. Your securities will not represent an interest in or obligation of the depositor, the trustee, World Omni Financial Corp., or any other person. The depositor or another entity may have a limited obligation to repurchase some receivables under some circumstances as described in the agreements relating to a particular series. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related receivables. The depositor cannot assure you that these amounts, together with other payments and collections in respect of the related receivables, will be sufficient to make full and timely distributions on any offered securities. The offered securities and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any provider of credit enhancement unless specified in the related prospectus supplement.

You may experience reduced returns and delays on your securities resulting from changes in delinquency levels and losses.	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio will be indicative of the performance of the receivables included in the trust or that the levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.

You may experience reduced returns on your securities resulting from prepayments.	You may receive payment of principal on the securities earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on the securities. Prepayments on the receivables by the related obligors and purchases of the receivables by the depositor and the servicer will shorten the life of the securities to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

All of the receivables are prepayable at any time. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

•      other events which have the same effect as prepayments in full of receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of receivables;

• repurchases of receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants;

• the application of any remaining amounts on deposit in any pre-funding accounts not applied to the purchase of additional receivables; and

•      the purchase by the servicer or the other entity specified in the related prospectus supplement of the receivables when the aggregate principal balance thereof is 10% or less of the aggregate starting principal balance.

The rate of prepayments of receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that a trust will experience.

You may experience reduced returns on your securities resulting from distribution of amounts in the pre-funding account.	A trust may have a pre-funding account. If it does, the depositor will purchase receivables from World Omni Financial Corp. and then sell the receivables to the trust. The trust will purchase the receivables with funds on deposit in the pre-funding account.

You will receive as a prepayment of principal to you on the date specified in the prospectus supplement any amounts remaining in the pre-funding account that have not been used to purchase receivables. This prepayment of principal could have the effect of shortening the weighted average life of the securities of the related series. The inability of the depositor to obtain receivables meeting the requirements for sale to the trust will increase the likelihood of a prepayment of principal. In addition, you will bear the risk that you may be unable to reinvest any principal prepayment at yields at least equal to the yield on the securities.

Interests of other persons in the receivables and financed vehicles could be superior to the trust’s interest, which may result in reduced payments on your securities.	Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the trust, the perfection of the security interests in the receivables and the enforcement of security interests in the financed vehicles.

Upon the origination or acquisition of a receivable, World Omni Financial Corp. will take a security interest in the financed vehicle by placing a lien on the title to the financed vehicle. In connection with each sale of receivables, World Omni Financial Corp. will assign its security interests in the financed vehicles to the depositor, and the depositor will assign its interests to the trust. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. World Omni Financial Corp. will be obligated to repurchase any receivable sold to a trust which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the closing date. World Omni Financial Corp. will also be obligated to purchase any receivable sold to a trust as to which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the trust generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.

Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the trust could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the servicer will have any obligation to purchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the trust. Generally, no action will be taken to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into an account controlled by the trustee. We refer you to “Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles.”

The servicer will maintain possession of the original contracts for each of the receivables. If the servicer sells or pledges and delivers the original contracts for the receivables to another party, in violation of its obligations under the documents for the securities, this party could acquire an interest in the receivable having a priority over the trust’s interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the securities. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the securities.

Receivables that fail to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans. These laws may also make an assignee of a loan, such as the trust, liable to the obligor for any violation by the lender. To the extent specified herein and in the related prospectus supplement, World Omni Financial Corp. will be obligated to repurchase any receivable that fails to comply with these legal requirements from the trust. We refer you to “Some Legal Aspects of the Receivables—Consumer Protection Laws.”

In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor’s period of active military duty. This legislation may thus cause delays and losses in payments to holders of the securities.

World Omni Financial Corp. will sell receivables to the depositor which in turn will sell the receivables to the trust. If World Omni Financial Corp., the depositor or the trust becomes bankrupt, however, a court could conclude that the receivables sold to the trust are not owned by the trust, but rather are part of the bankruptcy estate of the depositor or World Omni Financial Corp., either because the court concludes that the sale of the receivables from the bankrupt party was not really a sale but rather a secured financing or because the court concludes that the bankrupt party and the owner of the receivables should be treated as a single entity rather than separate entities. If this were to occur, you could experience delays or reductions in payments on your securities as a result of:

•      the “automatic stay” provisions of the U.S. Bankruptcy Code, which prevent secured creditors from exercising remedies against a debtor in bankruptcy, and provisions of the U.S. Bankruptcy Code that permit substitution of collateral in certain circumstances;

•      certain tax or government liens on World Omni Financial Corp.’s or the depositor’s property that arose prior to the transfer of a receivable to the trust and have a right to be paid from collections on the receivables before those collections are used to make payments on the securities; and

•      the fact that the trust or the indenture trustee may not have a perfected security interest in the financed vehicles or cash collections on the receivables held by World Omni Financial Corp. at the time a bankruptcy proceeding begins.

Withdrawal or downgrading of the initial ratings of the notes may affect the prices for the notes upon resale.	On the date of the issuance of the securities the rating agencies will rate the securities. A rating is not a recommendation to purchase, hold or sell securities, and it does not comment as to market price or suitability for a particular investor. The ratings of the securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

Ratings on the notes will be monitored by the rating agencies while the notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the securities will not lower or withdraw its rating if in its judgment circumstances in the future so warrant or that notice of a lowering, qualification or withdrawal will be provided to the noteholders.

PROSPECTUS SUPPLEMENT

The prospectus supplement for each series of securities to be offered will describe, among other things, with respect to the series of securities:

•	the structural features of each class of securities;

•	the identity of each class within the series;

•	the initial aggregate principal amount, the interest rate or the method for determining the rate and the authorized denominations of each class of offered securities;

•	certain information concerning the receivables relating to the series, including the principal amount, type and characteristics of the receivables on the cutoff date;

•	the existence and material terms of any pre-funding account for the purchase of additional receivables;

•	additional information with respect to any credit enhancement and, if the holder of the securities will be materially dependent upon any provider of credit enhancement for timely payment of interest and/or principal, information regarding the provider or counterparty;

•	the order of the application of principal and interest payments to each class of offered securities and the allocation of principal to be so applied;

•	the extent of subordination of any subordinate securities;

•	the payment date for the securities;

•	information regarding the servicer for the receivables;

•	the circumstances, if any, under which the offered securities are subject to redemption prior to maturity;

•	the trustee for the securities;

•	information regarding tax considerations; and

•	additional information with respect to the method of distribution of the securities.

THE ISSUING ENTITIES

With respect to each series of securities, the depositor will establish a separate trust that will issue the securities. Please see “Description of the Notes—Indenture—Material Covenants” in this prospectus and “Description of the Trust Documents” in the prospectus supplement for further description of the trust and its activities.

THE TRUST ASSETS

To the extent specified in the prospectus supplement for a trust, the assets of a trust will include:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the applicable cutoff date;

•	amounts that from time to time may be held in one or more trust accounts established and maintained on behalf of the trust by a trustee;

•	the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the trust under the sale and servicing agreement or pooling and servicing agreement pursuant to which the depositor sold the receivables to the trust and the servicer services the receivables on behalf of the trust;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement, including any interest rate and currency protection agreements, provided for the benefit of holders of the securities of the trust; and

•	any and all proceeds of the foregoing.

If so provided in the related prospectus supplement, the property of a trust may also include a pre-funding account, into which the depositor will deposit cash which will be used by the trust to purchase receivables from the depositor during a specified period. Any receivables so conveyed to a trust will also be assets of the trust.

The receivables constituting the trust assets will be, as specifically described in the related prospectus supplement:

•	originated by various dealers and acquired by World Omni Financial Corp.,

•	acquired by World Omni Financial Corp. from other originators or owners of receivables, or

•	originated by World Omni Financial Corp.

The underwriting criteria applicable to the receivables included in any trust are described under “World Omni Financial Corp.’s Automobile Finance Business—Underwriting,” and also in the related prospectus supplement.

THE RECEIVABLES POOL

Information with respect to the receivables pool will be described in the related prospectus supplement.

Receivables Pools

On or prior to each closing date, World Omni Financial Corp. will sell and assign to the depositor, without recourse, its entire interest in the receivables pool, together with its security interests in the financed vehicles, pursuant to a purchase agreement between World Omni Financial Corp. and the depositor.

Pursuant to each sale and servicing agreement or pooling and servicing agreement, among the trust, World Omni Financial Corp. and the depositor, World Omni Financial Corp. will represent and warrant to the depositor, among other things, that:

•	the information provided with respect to the receivables is correct in all material respects as of the applicable cutoff date;

•	at the origination date of the receivable, physical damage insurance covering each financed vehicle is in effect in accordance with World Omni Financial Corp.’s normal requirements;

•	at the closing date each of the related receivables are free and clear of all security interests, liens, charges, encumbrances and, to the best of World Omni Financial Corp.’s knowledge, mechanics’ liens, and no offsets, defenses, or counterclaims against dealers have been asserted or, to its knowledge, threatened;

•	to the best of World Omni Financial Corp.’s knowledge, no default, breach, violation or event permitting acceleration under the terms of any receivable has occurred and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen; and World Omni Financial Corp. has not waived any of the foregoing;

•	at the closing date each of the receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

•	to the best of World Omni Financial Corp.’s knowledge, each receivable, the sale of the financed vehicle and the sale of any related insurance policies complied at origination, and comply in all material respects at the closing date, with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to such sale and servicing agreement or pooling and servicing agreement, World Omni Financial Corp. will also covenant to the depositor that, except as permitted in the related trust documents, it shall not waive any of the foregoing.

Upon discovery by or notice to the depositor and World Omni Financial Corp. of a breach of any representation or warranty that materially and adversely affects a receivable, unless the breach is cured by the last day of the month following the month in which the discovery or notice of the breach is made, World Omni Financial Corp. will purchase the receivable from the trust as of that last day for a purchase amount equal to the unpaid principal balance owed by the obligor plus accrued and unpaid interest and interest thereon at the respective annual percentage rate to that last day. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy against World Omni Financial Corp. for any uncured breach.

To the extent indicated in the related prospectus supplement, the depositor or the trust may purchase the receivables from warehouse facilities or structured commercial paper issuers.

Pre-Funding Accounts

If the related prospectus supplement indicates, the property of a trust will include cash in an amount specified in the related prospectus supplement. The depositor will deposit this pre-funded amount into a pre-funding account. During the period specified in the related prospectus supplement, the trust will use this cash to purchase additional receivables; the depositor will be obligated to sell additional receivables to the related trust, subject only to the availability of additional receivables. It is expected that the additional receivables will have an aggregate principal balance approximately equal to the pre-funded amount. Subject to the satisfaction of conditions specified in the prospectus supplement, the trust will purchase the additional receivables from time to time during the funding period specified in the prospectus supplement. Any funds on deposit in the pre-funding account and not yet invested in additional receivables will be invested in eligible investments. If the pre-funded amount is not fully utilized by the end of the funding period, the remaining pre-funded amount will be applied to prepay securities.

We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

Any conveyance of additional receivables to a trust is subject to the satisfaction of the conditions precedent and conditions subsequent specified in the related prospectus supplement. If any of these conditions are not met with respect to any additional receivables within the time period specified in the related prospectus supplement, World Omni Financial Corp. will be required to repurchase the additional receivables from the related trust at the specified purchase amounts.

The characteristics of the entire receivables pool included in any trust may vary from those described in the related prospectus supplement as additional receivables are conveyed to the trust from time to time during the funding period. As specified in the related prospectus supplement, the characteristics of the additional receivables are not expected to be materially different from the receivables included in the trust as of the closing date. The related prospectus supplement will indicate any restrictions on the characteristics of the additional receivables.

The Receivables

As specified in the related prospectus supplement, the receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated annual percentage rate and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

Delinquencies, Repossessions and Net Losses

Certain information relating to World Omni Financial Corp.’s delinquency, repossession and net loss experience with respect to receivables it has originated or acquired will be described in each prospectus supplement. This information may include, among other things, the experience with respect to all receivables in World Omni Financial Corp.’s portfolio during some specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any trust will be comparable to World Omni Financial Corp.’s prior experience.

Static Pool Information

World Omni Financial Corp. will provide information about its prior securitized pools of retail installment sale contracts on the website specified in the applicable prospectus supplement.

Maturity and Prepayment Considerations

Prepayment of receivables, together with accelerated payments resulting from defaults or required repurchases of receivables, will shorten the weighted average life of the related pool of receivables and the weighted average life of the related securities. A variety of economic, financial and other factors may influence the rate of prepayments on the receivables. Any reinvestment risks resulting from a faster or slower amortization of the related securities that results from prepayments will be borne entirely by you.

The related prospectus supplement may describe some additional information with respect to the maturity and prepayment considerations applicable to a particular pool of receivables and the related series of securities.

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. World Omni Financial Corp. holds all of the outstanding membership interests of the depositor and is the managing member of the depositor. The principal executive offices of the depositor are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. The managing member of the depositor is located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442.

The depositor was organized solely for the purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The depositor’s limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and a wholly owned subsidiary of JMFE. JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States.

World Omni Financial Corp. provides installment contract and lease contract financing to retail customers of automotive dealers within and outside the Five-State Area. World Omni Financial Corp. services auto related receivables for its own account and for others. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some dealers of Southeast Toyota Distributors, LLC, a Delaware limited liability company and a World Omni Financial Corp. affiliate, as well as to other automotive dealers within and outside the Five-State Area.

Southeast Toyota Distributors LLC, which is a wholly owned subsidiary of JMFE, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2009, with Toyota Motor Sales, USA, Inc., a California corporation. Since March 1996, World Omni Financial Corp. has provided financial services to certain Toyota dealers in the Five-State Area under the name “Southeast Toyota Finance.”

World Omni Financial Corp. initiated operations, including the servicing of automobile-related receivables, in 1982, and as of December 31, 2005, December 31, 2004, December 31, 2003, December 31, 2002 and December 31, 2001, World Omni Financial Corp. and its affiliates had approximately 226,907, 208,494, 201,737, 197,481 and 172,477 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $3.0 billion, $2.6 billion, $2.4 billion, $2.5 billion and $2.1 billion, respectively. World Omni Financial Corp. services retail installment contracts for its own account and also services retail installment contracts, loans and other automobile-related receivables for the account of third parties.

In addition to its role as servicer, World Omni Financial Corp. is the sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the receivables included in the transaction described in the applicable prospectus supplement and World Omni Financial Corp. is responsible for servicing those receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.’s first public securitization transaction in 1992 involved approximately $248 million of receivables and World Omni Financial Corp.’s most recently completed public securitization transaction in 2006 involved approximately $951 million of receivables. From 1992 through March 2006, World Omni Financial Corp. securitized an aggregate of approximately $8.9 billion of retail installment contract receivables in public securitization transactions. World Omni Financial Corp. has also sponsored more than 15 public securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.’s experience in and overall procedures for originating and underwriting receivables are described further under “World Omni Financial Corp.’s Automobile Financing Business” and “Description of the Trust Documents—The Servicer.” No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

WORLD OMNI FINANCIAL CORP.’S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts primarily in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to “World Omni Financial Corp.” The contracts are originated by participating dealers in accordance with World Omni Financial Corp.’s requirements and are purchased in accordance with World Omni Financial Corp.’s underwriting standards, which emphasize, among other things, the prospective purchaser’s ability to make timely payments and creditworthiness. Additionally, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchases retail installment contracts, and in some cases originates retail installment contracts directly with customers, in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers. Pursuant to written agreements with World Omni Financial Corp., each dealer offers automobile and light-duty truck financing pursuant to World Omni Financial Corp. approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining credit-related information about a prospective purchaser and for forwarding the information for review and credit evaluation to World Omni Financial Corp.’s office in Deerfield Beach, Florida. At the Deerfield Beach office, each application is reviewed, evaluated and “scored” as described under “—Underwriting” below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective buyer is accepted, automatically or following the evaluation of an analyst, the dealer will prepare all necessary paperwork to sell the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer then verifies the existence of insurance and thereafter sells the contract to World Omni Financial Corp. The Deerfield Beach office verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.’s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see “—Underwriting” below.

Service centers located in Mobile, Alabama and St. Louis, Missouri service World Omni Financial Corp.’s retail installment sale contracts. The Mobile center handles collection activities, remarketing and operational accounting, while the St. Louis facility handles dealer and customer inquiries as well as deficiency balance recovery collections for World Omni Financial Corp.

Underwriting

The World Omni Financial Corp. underwriting standards are intended to evaluate a prospective buyer’s credit standing and repayment ability. Generally, a prospective buyer is required by the dealer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant’s financial condition, the applicant is required to provide current information enumerating, among other things:

•	employment history;

•	residential status; and

•	annual income.

Upon receipt of a credit application, either electronically through DealerTrack or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by JMFE. The computer network automatically relays the application data to a decision engine which has been customized to perform credit evaluations for World Omni Financial Corp. but which is owned and operated by an affiliated company. This decision engine obtains an independent credit bureau report and evaluates the application, ultimately producing two “scores.” One “score” is the result of the evaluation of the applicant’s credit history in comparison to a consumer credit scorecard. The other “score” results from the combined evaluation of the applicant’s credit and the structure of the transaction detailed on the application. These scores enable World Omni Financial Corp. to review an application and establish the probability that the proposed installment contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which represents the likelihood that the account will enter late stage delinquency or the related vehicle will be repossessed.

World Omni Financial Corp. reports in detail on all aspects of the numerical scoring models to track the performance of its retail automobile and light-duty truck installment sales contract portfolio. This enables World Omni Financial Corp. to fine tune the scoring models according to statistical indications to continually assure statistical validity. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established World Omni Financial Corp. credit histories for new installment sales contracts based on a credit bureau score and other credit criteria without the use of a custom scorecard. World Omni Financial Corp. may also automatically approve or deny applicants based on a credit bureau score, custom score and other credit criteria. Applicants not automatically decisioned will be reviewed by a credit specialist and may be subsequently approved.

To a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchases retail installment contracts, and in some cases originates retail installment contracts directly with customers under a lease termination program that provides obligors who lease vehicles the option of financing the purchase of the leased vehicle on or prior to lease expiration. This “lease-to-retail” loan origination process relies, in large part, on the applicant’s past payment history and credit bureau score. All lease-to-retail applicants not pre-approved are required to go through the credit approval process. This process is generally the same as the one used in connection with the evaluation of applications submitted from dealers, though credit criteria have been relaxed in the past in cases of increased potential residual value exposure.

Risk Based Pricing

World Omni Financial Corp. uses risk based pricing. This includes a tier-based system of interest rates and loan to value ratios representing the varying degrees of credit risk assigned to different ranges of credit scores. The amount of a retail installment sale contract secured by a new vehicle or used vehicle generally will not exceed 130% of the dealer invoice cost of the related vehicle or 130% of clean black book value, respectively, plus select accessories at the dealer cost, for new vehicles only, sales tax, title and registration fees, any insurance premiums for credit life and credit disability insurance, and certain fees for extended service contracts. However, the amount advanced may be less, or in limited circumstances more, than the target maximum percentage due to a number of factors, including, but not limited to, down payment and trade-in equity, credit scores and term.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and enforcement of collection purposes when $40 or more of a scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically becomes due with the next scheduled payment.

Each delinquent account that has aged to seven days of delinquency is assigned to a risk group that determines the collection calling strategies and timelines applicable to that account. Risk groups are developed, based on the obligor’s behavioral score, to establish when the first call will be made or the first letter will be sent to that obligor. Accounts are also segregated into specialized call worklists based on legal requirements applicable to the accounts. These specialized worklists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Service Members Civil Relief Act. Accounts that have aged to 30 days of delinquency are scored again on a late stage behavioral score card. Specialized manual account calling is initiated at later stages of delinquency status.

In most cases, collection efforts are enhanced by the use of an automated dialing system. In other cases, calls to obligors are placed by World Omni Financial Corp. or by independent contractors retained by World Omni Financial Corp. While World Omni Financial Corp.’s collection efforts are centralized, independent contractors handle all repossession assignments in localities across the United States. Accounts may also be considered for a “Repossession Save” program in which the collector will attempt to avoid a loss by repossession by offering a refinance, extension, trade, or short term payment program to the obligor. Repossessions are conducted by independent contractors who are engaged in the business of repossessing vehicles. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency is pursued by World Omni Financial Corp. or, if the deficiency remains uncollected for a period of six months, by an independent collection agent retained by World Omni Financial Corp. Deficiency balances are pursued to the extent the obligor is deemed to have sufficient assets or is currently employed for garnishment purposes, where permitted by state law. We refer you to “Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds.”

World Omni Financial Corp. follows detailed procedures with respect to rescheduling of delinquent accounts and extensions of contracts. Generally a rescheduling or an extension requires the demonstration of financial difficulties, an ability to repay and approval by management. The legal documents for the securities will permit the servicer to reschedule or extend a receivable, or grant a rebate or other adjustment, only in accordance with the customary procedures of the servicer and otherwise in accordance with these agreements. We refer you to “Description of the Trust Documents—Servicing Procedures.”

World Omni Financial Corp. from time to time implements a payment extension program whereby obligors meeting the eligibility criteria specified below may be permitted, at the option of the related obligor, to defer one month’s payment of principal during the December/January holiday period or July/August summer period. In connection with the payment extension program, the obligor must pay an amount calculated generally at the annual percentage rate of the related retail installment sale contract for the month in which the contract is extended. As a result, the obligor would pay the equivalent of an additional interest payment in exchange for receiving a non-credit related extension.

The criteria for making an extension pursuant to the payment extension program generally include the following:

•	the obligor is not currently 20 days or more delinquent and never has been more than 60 days past due;

•	the obligor has made six or more scheduled monthly payments and has more than six remaining scheduled monthly payments;

•	fewer than ten percent in number of the obligor’s payments have been greater than 30 days past due;

•	the obligor cannot have extended the contract during the previous 90 days; and

•	the obligor must not currently be in bankruptcy or litigation status.

The agreement will provide that no receivable can be extended more than six times during the life of the receivable, excluding payment extension programs, or extended beyond the month immediately preceding the month in which the final scheduled payment date occurs, and that all related extension fees must be deposited into the collection account within two business days of receipt by the servicer.

Insurance

World Omni Financial Corp. requires each obligor under a receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance before it will purchase the contract from the dealer. Following the purchase, World Omni Financial Corp. performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability or life or credit health insurance or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases on behalf of the obligors in the event of disability or death. To the extent that any insurance coverage is obtained on behalf of an obligor, payments received in respect of coverage may be applied to payments on the related receivable.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the VRU.

POOL FACTORS

The pool factor for each class of securities will be a seven-digit decimal, which the servicer will compute prior to each distribution with respect to the class of securities, indicating the remaining outstanding principal balance of the class of securities as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class of securities. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of securities. A securityholder’s portion of the aggregate outstanding principal balance of the related class of securities is the product of:

(1)	the original aggregate purchase price of the securityholder’s securities; and

(2)	the applicable pool factor.

As more specifically described in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning the payments received on the receivables, the principal balance of the receivables pool, each pool factor and various other items of information. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

USE OF PROCEEDS

As further specified in the related prospectus supplement, the trust will use the net proceeds from the sale of the securities of a series to purchase the receivables from the depositor and to make the deposit of any pre-funded amount to the pre-funding account and make any other required deposits to trust accounts. The depositor will in turn use its net proceeds to purchase the receivables pool from World Omni Financial Corp. World Omni Financial Corp. may use all or a portion of the proceeds to reacquire the receivables from affiliates of World Omni Financial Corp. or from warehouse facilities or structured commercial paper issuers who in turn will repay indebtedness secured by the receivables. World Omni Financial Corp. will use any remainder of the proceeds for general corporate purposes.

THE TRUSTEE

The trustee or trustees for each series of securities will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee described in the trust agreement related to the securities.

With respect to each series of securities, the procedures for the resignation or removal of the trustee and the appointment of a successor trustee will be specified in the related prospectus supplement.

DESCRIPTION OF THE SECURITIES

The securities will be issued in series. The trust may issue securities in one or more classes. Each class of securities will either evidence beneficial interests in a segregated pool of assets or will represent debt of the trust secured by the trust assets. The following summaries, together with additional summaries under “Description of the Trust Documents” below, describe all material terms and provisions common to all securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the documentation for the related securities and the related prospectus supplement.

All of the securities offered pursuant to this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies.

Each series or class of securities offered pursuant to this prospectus may have a different interest rate, which may be a fixed or adjustable interest rate. The related prospectus supplement will specify the interest rate for each series or class of securities described in the related prospectus supplement, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series may include one or more classes of “strip securities,” which are securities that are entitled to:

(1) principal distributions, with disproportionate, nominal or no interest distributions; or

(2) interest distributions, with disproportionate, nominal or no principal distributions.

In addition, a series of securities may include two or more classes of securities that differ as to timing, sequential order, priority of payment, interest rate or amount of distribution of principal or interest or both. Distributions of principal or interest or both on any class also may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the receivables pool. Any series may include one or more classes of “accrual securities,” which are securities for which all or some of the interest is added to the principal balance instead of currently distributed.

If so provided in the related prospectus supplement, a series may include one or more other classes of securities that are senior to one or more other classes of subordinate securities in respect of distributions of principal and interest and allocations of losses on receivables.

In addition, some classes of senior or subordinate securities may be senior to other classes of senior or subordinate securities in respect of distributions or losses.

General Payment Terms of Securities

As described in the related prospectus supplement, the trust will make payments to holders of the securities on specified payment dates. Payment dates with respect to the securities will occur monthly, quarterly or semi-annually, as described in the related prospectus supplement. For example, in the case of quarterly-pay securities, the payment date would be a specified day of every third month. The related prospectus supplement will describe the record date preceding the payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on the next succeeding payment date.

The prospectus supplement will specify a collection period preceding each payment date. For example, in the case of monthly-pay securities, the collection period would be the calendar month preceding the month of the relevant payment date. The servicer will remit collections received on or with respect to the related receivables held by a trust during a collection period to the related trustee prior to the related payment date. These amounts will fund payments to securityholders on the payment date. As may be described in the related prospectus supplement, the trustee may apply all or a portion of the payments collected on or with respect to the related receivables to acquire additional receivables during a specified period rather than to fund payments of principal to securityholders during the period. In this case, the related securities will possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. These interest only or revolving periods may terminate prior to the scheduled date and result in an early amortization of the related securities. The retention and temporary investment by the trustee of the collected payments:

•	slows the amortization rate of the related securities relative to the installment payment schedule of the related receivables; or

•	attempts to match the amortization rate of the related securities to an amortization schedule established at the time the securities are issued.

Any of these features may terminate prior to the scheduled date and result in distributions to the securityholders and an acceleration of the amortization of the securities.

If specified in the related prospectus supplement, the trustee may retain all or a portion of the collected payments, which will be held in specified types of eligible investments, including receivables, for a specified period prior to being used to fund payments of principal to securityholders. In addition, the related prospectus supplement may provide that for purposes of determining payments on the securities, specified portions of principal payments on indicated receivables will be deemed interest payments on those receivables.

Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. We refer you to “Description of the Trust Documents—Accounts.”

Neither the securities nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person.

Book-Entry Registration

Holders of securities may hold their securities through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories which in turn will hold the positions in customers’ securities accounts in the depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of securities that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. In addition, holders of securities will receive all distributions of principal and interest from the trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of securities may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of securities.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of securities among participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with which the holders of securities have accounts with respect to the securities similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of securities. Accordingly, although the holders of securities will not possess the securities, DTC rules provide a mechanism by which participants will receive payments on securities and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of securities to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the securities, may be limited due to the lack of a physical certificate for the securities.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of a security only at the direction of one or more participants to whose accounts with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the “Euroclear Operator.” Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. Neither the depositor nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations. The information herein concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Securities

Unless the related prospectus supplement provides otherwise, the securities will be issued in fully registered, certificated form as definitive securities to the securityholders of a given series or their nominees, only if:

•	the related administrator in respect of the related series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the related administrator is unable to locate a qualified successor; or

•

after the occurrence of an event of default under the related indenture or a default by the servicer under the related sale and servicing agreement or pooling and servicing agreement, securityholders representing at least a majority of the outstanding principal amount of the securities advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the securityholders’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the related administrator will be required to notify all the securityholders through participants of the availability of definitive securities. Upon surrender by DTC of the definitive securities representing the securities and receipt of instructions for re-registration, the applicable trustee will reissue the securities as definitive securities to the securityholders.

Distributions of principal of, and interest on, the securities will thereafter be made by the applicable trustee in accordance with the procedures described in the related indenture, pooling and servicing agreement or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date.

The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the applicable securityholder.

Definitive securities in respect of a given series of securities will be transferable and exchangeable at the offices of the applicable trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

Reports to Securityholders

On each payment date, the applicable trustee will include with each distribution to each securityholder as of the related record date a statement, in accordance with the description thereof in the related prospectus supplement, generally setting forth the following:

(1)	the amount of the distribution allocable to principal of each class of securities;

(2)	the amount of the distribution allocable to interest on each class of securities;

(3)	the principal balance of the receivables pool as of the last day of the related collection period;

(4)	the aggregate principal balance of, and the pool factor for, each class of securities as of the last day of the preceding collection period, after giving effect to payments of principal under (1) above;

(5)	the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount from that of the prior payment date; and

(6)	the number and the aggregate purchase amount of receivables repurchased by World Omni Financial Corp. or purchased by the servicer.

DTC will supply these reports to securityholders in accordance with its procedures. The report will also indicate each amount described under subclauses (1) and (2) above in the aggregate and as a dollar amount per $1,000 of original principal balance of a security.

After the end of each calendar year, the applicable trustee will mail, to each person who was a securityholder during the year, a statement (prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the documents used to create a trust and issue the related securities. The trust documents for a series of notes or a series of notes and certificates will generally consist of:

(1)	a purchase agreement, generally between World Omni Financial Corp., as depositor, and World Omni Auto Receivables LLC, as purchaser;

(2)	a sale and servicing agreement, generally between the trust, as the issuing entity, World Omni Auto Receivables LLC, as depositor, and World Omni Financial Corp., as servicer;

(3)	an indenture, generally between the trust and the applicable trustee; and

(4)	a trust agreement, generally between the depositor and the applicable trustee.

The trust documents for a series of certificates will generally consist of:

(1)	a purchase agreement, generally between World Omni Financial Corp., as depositor, and World Omni Auto Receivables LLC, as purchaser; and

(2)	a pooling and servicing agreement or a trust agreement between the depositor, World Omni Financial Corp., as servicer, and the trustee.

The prospectus supplement for a given series will specify the trust documents utilized for that series of securities. We have filed forms of the trust documents as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Sale and Assignment of Receivables

On or prior to the closing date for each series of securities, World Omni Financial Corp. will sell and assign to the depositor, without recourse, except for repurchases as a result of certain breaches, representations and warranties, its entire interest in the receivables to be included in the trust, together with its security interests in the financed vehicles. At the time of issuance of the securities, the depositor will transfer the receivables to a trust pursuant to a sale and servicing agreement or a pooling and servicing agreement.

As more fully described in the related prospectus supplement, World Omni Financial Corp. will purchase from the related trust any receivable transferred to a trust if the interest of the securityholders in that receivable is materially adversely affected by a breach of any representation or warranty made by World Omni Financial Corp. with respect to that receivable, which breach has not been cured following the discovery by or notice to World Omni Financial Corp. of the breach. In addition, if so specified in the related prospectus supplement, World Omni Financial Corp. may from time to time reacquire receivables or substitute other receivables for any defective receivables.

Pending sale to the depositor, World Omni Financial Corp. may finance the receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On or prior to the closing date, for each series of securities, these affiliates or any related warehouse provider will transfer the receivables to World Omni Financial Corp. for sale to the depositor. To the extent indicated in a prospectus supplement for a series, these World Omni Financial Corp. affiliates or any related warehouse provider may sell the receivables directly to the depositor. In all cases, World Omni Financial Corp. will make the representations and warranties with respect to the receivables as described in “The Receivables Pools—Receivables Pools” in this prospectus.

Accounts

With respect to each series of securities, the servicer will establish and maintain with the applicable trustee one or more accounts, in the name of the trustee on behalf of the related securityholders. The servicer will deposit all payments made on or with respect to the related receivables into a collection account. The trustee will deposit amounts released from the collection account and any reserve account or other credit enhancement for distribution to the securityholders into a distribution account. The trustee will make distributions to the securityholders from the distribution account.

If the related prospectus supplement so provides, the trustee will maintain a pre-funding account solely to hold funds to pay to the depositor for additional receivables transferred during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the receivables. On the closing date, the depositor will deposit into the pre-funding account the initial pre-funded amount received from the sale proceeds of the securities.

If the related prospectus supplement so provides, the depositor will establish and maintain the reserve account in the name of the applicable trustee on behalf of the securityholders. On the closing date, the depositor will deposit cash in the reserve account. On payment dates specified in the related prospectus supplement, the trustee will withdraw funds on deposit in the reserve account in excess of the required amount and will deposit such funds in the distribution account for distribution.

The related prospectus supplement will describe any other accounts to be established with respect to a trust, including any other reserve account or yield supplement account.

Funds in the Trust Accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies rating the securities as being consistent with the rating of the securities. Subject to certain conditions, eligible investments may include securities issued by the servicer or its affiliates or other trusts created by World Omni Financial Corp. or its affiliates. Eligible investments must generally mature before the related payment date. To the extent specified in the prospectus supplement, funds in the Trust Accounts may be invested in securities that will mature after the next payment date and will not be sold to meet any shortfalls. Thus, the amount of cash in any Trust Account at any time may be less than the balance of the Trust Account. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the related securityholders could result. The average life of the securities could then increase. The trustee will deposit investment earnings on funds in the Trust Accounts as specified in the related prospectus supplement.

If so provided in the prospectus supplement, on or before the applicable payment date, the servicer will deposit into the related collection account as an advance an amount equal to the amount of interest that would have been due on the receivables related to a series at their respective annual percentage rates for the related collection period minus the amount of interest actually received on the receivables during the related collection period. The servicer will not be required to make any advances to the extent that it does not expect to recoup the advance from subsequent collections or recoveries. If the servicer makes an advance that becomes a non-recoverable advance, the trust will pay the servicer an amount equal to the non-recoverable advance prior to paying the holders of securities. Unless otherwise specified in the prospectus supplement, the servicer will make no advances of principal on the receivables.

The Trust Accounts may be maintained as either:

(1)	a segregated trust account in the corporate trust department of the applicable trustee; or

(2)	a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the applicable rating agencies; and

•	its deposits insured by the FDIC.

Unless otherwise specified in the related prospectus supplement, the Trust Accounts will be maintained with the applicable trustee so long as they satisfy the requirements above.

The Servicer

World Omni Financial Corp. will be the servicer under each sale and servicing agreement or pooling and servicing agreement. Any servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related sale and servicing agreement or pooling and servicing agreement and regarding its ability to service the receivables and maintain the security interests of the applicable trustee in the receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any receivables, the servicer will be required to purchase such receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the trust and conveyed to the servicer.

Servicing Procedures

The servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the receivables. The servicer will, in a manner consistent with the trust documents, service the receivables generally in accordance with procedures used by the servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account. Consistent with its normal procedures, the servicer may, in its sole discretion, grant extensions, rebates or adjustments on a receivable. The sale and servicing agreement or pooling and servicing agreement generally will provide that no more than six extensions may be granted and will provide for the timing of the extensions. In the ordinary course of business, the servicer may agree to the modification of an obligor’s monthly payment date. In connection with any such modification in which the payment date is moved to a later date in the month, the obligor is required to pay an additional finance charge relating to the extended payment period. The servicer generally may not change the method under which scheduled payments of interest on a receivable are computed. If the servicer violates this restriction and the related receivable is materially and adversely affected by the violation, or the servicer extends the date for final payment by the obligor of a receivable beyond the final maturity date of the offered securities, the servicer must purchase the receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the trust and conveyed to the servicer. The servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any receivable as to which the servicer shall have determined that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing a defaulted receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to “Some Legal Aspects of the Receivables.”

During the preceding three years, the servicer has modified its servicing policies and procedures to:

•	extend the date on which the servicer commences follow-up calls to dealers on title tracking from 120 days to 180 days after the date on which the applicable retail installment contract is originated;

•	revise the behavioral scoring model that is used to assign obligors to risk groups for collection purposes; and

•	conform certain procedures to reflect changes in the Fair Credit Reporting Act that resulted from the enactment of the Fair and Accurate Credit Transactions Act (the primary purpose of these changes was to assist consumers in preventing identity theft).

Except as set forth above, the servicer has not modified its servicing policies and procedures in any material respect during the preceding three years.

Payments on Receivables

Obligors will generally make payments on the receivables by mail for deposit into a lock box account maintained by the servicer. The servicer will deposit all payments it receives on or in respect of the receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, the related prospectus supplement may provide for less frequent deposits into the collection account if the following conditions are met:

(1)	World Omni Financial Corp. remains the servicer, except in connection with an annual transfer, under the sale and servicing agreement or pooling and servicing agreement;

(2)	no default by the servicer has occurred and is continuing; and

(3)	World Omni Financial Corp. receives notice from the rating agencies that the cessation of daily deposits will not result in a reduction or withdrawal of the then current rating of the securities.

In that event, World Omni Financial Corp. need not deposit collections into the collection account by the second business day after receipt, but may use for its own benefit all of those collections until the payment date, whether or not such funds will be distributed to securityholders, retained in the collection account or deposited in another account on such payment date, at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions set forth above not been satisfied.

Servicing Compensation

The trust generally will pay to the servicer a servicing fee on each payment date equal to the product of one-twelfth of the specified percentage per annum and the principal balance of the receivable pool immediately before the open of business on the first day of the related collection period. With respect to the first payment date, the servicing fee will be based on the principal balance, as of the cutoff date, of the receivables pool. The related prospectus supplement will describe the servicing fee. The servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, and other administrative fees or similar charges allowed by applicable law with respect to the receivables that are part of the trust. The servicer will also be entitled to reimbursement from the trust for certain liabilities. The servicer will allocate the payments by or on behalf of obligors to scheduled payments, late fees and other charges and principal and interest in accordance with the servicer’s normal practices and procedures. The trust will pay the servicing fee out of collections from the receivables prior to distributions to securityholders.

The servicing fee and additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of automotive receivables as an agent for the trust. Servicing duties include collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions and generating federal income tax information.

As long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future payment dates to pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee for the related collection period will be deemed to equal zero for all purposes of the trust documents.

Distributions

Beginning on the payment date specified in the related prospectus supplement, the trust will make distributions of principal and/or interest on each class of securities to the holders of notes and certificates of the series. The prospectus supplement will describe the timing, amount, priorities and other specifics of distributions to each class of noteholders and certificateholders of each series.

On each payment date the indenture trustee will transfer collections on the related receivables from the collection account to the distribution account for distribution to securityholders. To the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a given series may be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of the series may be subordinate to payments in respect of the notes of the series. World Omni Financial Corp.’s monthly servicing report to the indenture trustee and the noteholders and/or certificateholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the servicing report.

Credit and Cash Flow Enhancements

The related prospectus supplement will describe the amounts and types of credit or cash flow enhancement arrangements and any provider of credit or cash flow enhancement with respect to each class of securities of a given series. If and to the extent provided in the accompanying prospectus supplement, those arrangements may be in the form of any of the following or a combination of two or more of the following:

•	Reserve Account. The trustee will apply amounts on deposit in the Reserve Account, if any, to make payments on the securities in accordance with the priority of payments, to the extent that those amounts remain unsatisfied after the application of collections and other available funds in accordance with the priority of payments. The Reserve Account provides credit enhancement by adding an additional potential source of funds available to make payments on the securities.

•	Overcollateralization. The aggregate outstanding principal balance of the receivables plus amounts in the pre-funding account may exceed the aggregate outstanding principal amount of the securities issued by the trust by an amount indicated in the accompanying prospectus supplement. See “Summary—Credit Enhancement—Overcollateralization” in the accompanying prospectus supplement. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur.

•	Subordination of Interests. Subordinated classes of securities will be allocated available funds only after the applicable portion of the obligations for any payment period of the senior classes of securities has been paid. This subordination provides credit enhancement to the senior classes of securities and could result in reduced or delayed payments of principal or interest to the subordinated classes of securities.

•	Excess Interest. More interest is expected to be paid by the obligors in respect of the receivables than is necessary to pay the related servicing fee, trustee fees and expenses, and interest on the notes for each payment period, as described in the accompanying prospectus supplement. Any such excess in interest payments from obligors will serve as additional credit enhancement.

•	Cash Advances, Deposits or Letters of Credit. The depositor may fund accounts in addition to the Reserve Account, such as spread, yield supplement or negative carry accounts, or may otherwise provide cash advances, deposits or establish letters of credit to provide additional funds that may be applied to make payments on the securities issued by the trust. Any such arrangements will be disclosed in the accompanying prospectus supplement.

•	Interest Rate and Currency Protection Agreements. Each trust may enter into an interest rate swap or other interest rate protection agreements that will enable it to pay a fixed or floating rate of interest on one or more classes of its securities. Each trust may also enter into a currency swap arrangement or other exchange rate protection agreements that will enable it to pay one or more classes of its securities in a specified currency.

•	Credit or Liquidity Facilities. Issued by a financial institution or other entity, any such facility will cover specified losses on the receivables or shortfalls in payments due on specified securities issued by the applicable trust.

Credit enhancement for a class of securities may cover one or more other classes of securities of the same series. Credit enhancement increases the likelihood of receipt by the relevant securityholders of their full amount of principal and interest and decreases the likelihood that these securityholders will experience losses. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance and interest thereon. If losses exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant securityholders will bear their allocable share of deficiencies, as described in the related prospectus supplement.

Evidence as to Compliance

Annually, the servicer will deliver to the related trust and the trustee an officer’s certificate stating that to the best of such officer’s knowledge the servicer has fulfilled the minimum specified servicing criteria as described under Item 1122 of Regulation AB with respect to the sale and servicing agreement or pooling and servicing agreement throughout the preceding twelve months. If there has been a default in the fulfillment of any of these obligations, the officer’s certificate will describe the default. The servicer also will agree to give the trustee notice of defaults by the servicer under the related sale and servicing agreement or pooling and servicing agreement.

The servicer will also furnish to the related trust and trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of receivables.

Securityholders may obtain copies of the statements and certificates by written request addressed to the trustee.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the trust or the securityholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement or pooling and servicing agreement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The servicer may not resign from its obligations and duties under any sale and servicing agreement or pooling and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the applicable trustee or a successor servicer has assumed the servicer’s obligations and duties under the applicable sale and servicing agreement or pooling and servicing agreement. The servicer may not assign the sale and servicing agreement or pooling and servicing agreement or any of its rights, powers, duties or obligations under the applicable sale and servicing agreement or pooling and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the servicer will succeed the servicer under the applicable sale and servicing agreement or pooling and servicing agreement.

Upon a termination of the servicer, the indenture trustee will select and appoint a successor servicer to perform the outgoing servicer’s duties and undertake its responsibilities and liabilities. The appointed successor servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts. The successor servicer will hold all the rights of the outgoing servicer under the trust documents and will receive compensation mutually agreed upon between the successor servicer and the indenture trustee. The successor servicer shall receive the same compensation as the outgoing servicer, but in no case will the indenture trustee be liable for any difference in compensation between the outgoing servicer and the successor servicer. No successor servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the servicer, the outgoing servicer shall transfer all cash amounts that are to be held by the successor servicer to the successor servicer and shall provide the successor servicer with all information regarding the receivables files that is required for the proper servicing of the receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of receivables files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing servicer. The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the servicer to the certificateholders and noteholders, respectively, upon either occurrence.

Servicer Termination Event

Except as otherwise provided in the related prospectus supplement, a servicer termination event under the related trust documents will include, among others:

(1)	any failure by the servicer to deliver to the applicable trustee for deposit in any of the related Trust Accounts any required payment or to direct the trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the trustee is received by the servicer or after discovery by the servicer;

(2)	any failure by the servicer or, if the servicer is an affiliate of the depositor, the depositor duly to observe or perform in any material respect any other covenant or agreement of the servicer or depositor, as applicable, in the trust documents which materially and adversely affects the rights of the related securityholders and which continues unremedied for more than sixty days after written notice of the failure:

•	to the servicer by the applicable trustee, or

•	to the servicer, and to the applicable trustee by holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities; and

(3)	events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or, if the servicer is an affiliate of the depositor, the depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clause (2) for a period of ninety business days shall not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the applicable trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

Except as otherwise provided in the related prospectus supplement, as long as a servicer termination event under the related trust documents remains unremedied, the applicable trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may terminate all the rights and obligations of the servicer, if any, under the sale and servicing agreement or pooling and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or, if no successor servicer has been appointed at the time the outgoing servicer ceases to act, the indenture trustee, will become servicer under the trust documents. If the indenture trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. If the servicer termination event is the result of the bankruptcy, or other similar event, of the servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the securityholders from effecting a transfer of servicing.

Waiver of Past Defaults

With respect to the trust, except as otherwise provided in the prospectus supplement, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, on behalf of all securityholders of the related securities, waive any default by the servicer in the performance of its obligations under the related trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the securityholders’ rights with respect to subsequent defaults.

Amendments

The requirements of amending the indenture may be found in “Description of the Notes—The Indenture.” Unless otherwise specified in the related prospectus supplement, generally each of the other trust documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the offered securities for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•	a confirmation from each rating agency then rating the related securities (other than Moody’s, but with prior notice to Moody’s) that the amendment will not result in a reduction or withdrawal of its rating on the securities of that class; and

•	the delivery by the servicer of an officer’s certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, unless otherwise specified in the related prospectus supplement, the depositor, the servicer, the trust and the applicable trustee, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the offered securities is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related receivables or distributions to holders of the offered securities; or

•	reduces the required percentage of the offered securities which are required to consent to these amendments.

Bankruptcy of the Trust

Each of the owner trustee, the indenture trustee, the depositor, every certificateholder and every noteholder will covenant on its own behalf that it will not at any time institute against the trust any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

The owner trustee will not institute, or consent to the institution of, any proceedings to have the trust declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the trust. In addition, while the Indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the trust.

Termination

With respect to each trust, the obligations of the servicer, World Omni Financial Corp., and the applicable trustee pursuant to the related trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the securityholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the trust have been distributed in accordance with the related trust documents.

Unless otherwise specified in the related prospectus supplement, any outstanding securities of the related series will be redeemed concurrently with the events specified above. The resulting distribution to the related securityholders of proceeds may affect the prepayment rate of the securities.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the controlling securities as identified in the related prospectus supplement. If specified in the related prospectus supplement, holders of senior securities may be the controlling securities until they are repaid in full.

DESCRIPTION OF THE NOTES

With respect to each trust that issues notes, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture, the form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Principal and Interest on the Notes

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of, or method of determining, payments of principal and interest with respect to each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of notes of such series, as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, payments of interest on the notes of the related series will be made prior to payments of principal. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip notes entitled to:

•	principal payments with disproportionate, nominal or no interest payments; or

•	interest payments with disproportionate, nominal or no principal payments.

Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including at the end of the funding period, if any, or as a result of the servicer’s exercising its option to purchase the related receivables pool.

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules. Noteholders would be entitled to receive as payments of principal on any given payment date the applicable amounts set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement. The aggregate initial principal amount of the notes and certificates, if any, of a series may, after giving effect to the purchase of all additional receivables, if any, be greater or less than the aggregate initial principal balance of the receivables in that series.

To the extent specified in the related prospectus supplement, payments of interest to holders of two or more classes of notes within a series may have the same priority. Under some circumstances, the amount available for the payments could be less than the amount of interest payable on the notes on any of the dates specified for payments in the related prospectus supplement, in which case the holders of the classes of notes will receive their ratable share, based upon the aggregate amount of interest due to the noteholders, of the aggregate amount available to be distributed in respect of interest on the notes.

In the case of a series of notes that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the order and priority of the payment, of each class will be set forth in the related prospectus supplement. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class. A series with notes may provide for a revolving period, during which collections of principal in respect of the receivables are not applied to payments of principal of the notes, or may provide for a liquidity facility or similar arrangement that permits one or more classes of notes to be paid in planned amounts on scheduled payment dates.

The Indenture

Events of Default; Rights upon Event of Default

Unless otherwise specified in the prospectus supplement, Events of Default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest on any note;

•	a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the trust, subject to notice and cure provisions;

•	any representation or warranty made by the trust being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the trust, both voluntary and involuntary.

Unless otherwise specified in the applicable prospectus supplement, the indenture generally entitles noteholders to principal only to the extent of amounts deposited in the distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the final scheduled payment date for the class of notes.

If an Event of Default should occur and be continuing and is known by an officer of the indenture trustee, the indenture trustee will mail to each noteholder a notice of the Event of Default within 90 days after it occurs. However, if the Event of Default is caused by a default in the payment of principal of or interest on any note, the indenture trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the noteholders.

If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may immediately declare the notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

If the notes are due and payable following an Event of Default, the indenture trustee may, or at the direction of holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities shall, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party, sell the receivables included or elect to have the trust maintain possession of the receivables and continue to apply collections on such receivables as if there had been no declaration of acceleration. The indenture trustee is generally prohibited from selling the receivables following an Event of Default unless:

•	the holders of all the outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding notes; or

•	the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and the indenture trustee obtains the consent of the holders of the controlling securities evidencing not less than 66 2/3% of the voting rights of the controlling securities.

As may be further specified in the applicable prospectus supplement, if an Event of Default occurs and is continuing with respect to the notes, the indenture trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such notes, unless the indenture trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities may, generally, waive any default with respect to the notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Unless otherwise specified in the applicable prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing Event of Default;

•	the holders of the controlling securities evidencing not less than 25% of the voting rights of the controlling securities have made a written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee indemnity reasonably satisfactory to it;

•	the indenture trustee has for 60 days failed to institute such proceeding; and

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities.

In addition, the indenture trustee and the holders of notes, by accepting such notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an Event of Default shall occur, to the extent the Indenture Trustee has a conflicting interest including, without limitation, affiliation with any underwriter of a series as described in the Trust Indenture Act of 1939, as amended, the Indenture Trustee shall resign as required thereby.

Material Covenants

A trust may not consolidate with or merge into any other entity, unless the trust meets specific conditions, including that the rating of the notes then in effect would not be reduced or withdrawn by the rating agencies rating the notes as a result of such merger or consolidation.

Each trust will make negative covenants. Unless otherwise specified in the related prospectus supplement, these covenants generally provide that a trust will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the trust;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the trust;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

Each trust will engage only in the activities specified in this prospectus and the applicable prospectus supplement. A trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, the indenture or other related documents.

Annual Compliance Statement

The indenture requires the trust to file annually with the indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

Indenture Trustee’s Annual Report

The indenture requires the indenture trustee, if required by the Trust Indenture Act of 1939, to mail each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the trust to the indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

Modification of Indenture

Unless otherwise specified in the applicable prospectus supplement, the trust and the indenture trustee may, with the consent of the holders of the controlling securities evidencing not less than 50% of the voting rights of the controlling securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders, except as provided below.

Unless otherwise specified in the applicable prospectus supplement, the consent of each holder of outstanding notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the indenture trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the receivables when the proceeds of such sale would be insufficient to fully pay outstanding notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

Unless otherwise specified in the applicable prospectus supplement, the trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that, except with respect to amendments which merely amplify descriptions of property, evidence succession of the trust, add to the covenants of the trust, convey or transfer property to the indenture trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee or modify provisions necessary under applicable law, which amendments only require prior notice to each rating agency, such action will not materially and adversely affect the interest of any such noteholder as evidenced by an officer’s certificate to that effect and confirmation from each rating agency then rating the related notes (other than Moody’s, but with prior notice to Moody’s) that the amendment will not result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the trust assets securing a series of notes upon the delivery to the indenture trustee for cancellation of all such notes or, with some limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

The Indenture Trustee

The indenture trustee may resign at any time, in which event the servicer will appoint a successor trustee. The trust may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if that indenture trustee becomes insolvent. In those circumstances, the trust will appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

DESCRIPTION OF THE CERTIFICATES

With respect to each trust that issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a pooling and servicing agreement or trust agreement, the forms of which have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary does not purport to be complete.

Distributions of Principal and Interest

The timing and priority of distributions, seniority, allocations of losses, interest rate and amount of or method of determining distributions with respect to principal and interest of each class of certificates will be described in the related prospectus supplement. Distributions of interest on the certificates will be made on the dates specified in the related prospectus supplement and will be made prior to distributions with respect to principal of the certificates. To the extent provided in the related prospectus supplement, a series may include one or more classes of strip certificates entitled to:

•	distributions in respect of principal with disproportionate, nominal or no interest distributions; or

•	interest distributions with disproportionate, nominal or no distributions in respect of principal.

Each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of certificates or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of certificates of a series or the method for determining the interest rate. Unless otherwise provided in the related prospectus supplement, distributions in respect of the certificates of a series that includes notes may be subordinate to payments in respect of the notes as more fully described in the related prospectus supplement. Distributions in respect of interest on and principal of any class of certificates will be made on a pro rata basis among all the certificateholders of such class.

In the case of a series of certificates which includes two or more classes of certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination of the order, priority of payment or amount of each class shall be as set forth in the related prospectus supplement. A series with certificates may provide for a revolving period, during which collections of principal on the receivables are not applied to distributions on the related securities, or may provide for a liquidity facility or similar arrangement that permits one or more classes of the related securities to be paid in planned amounts on scheduled payment dates. The aggregate initial principal amount of the certificates and the notes, if any, of a series may, after giving effect to the purchase of all additional receivables, if any, for a series be greater or less than the aggregate initial principal balance of the receivables in that series.

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of receivables by World Omni Financial Corp. to the depositor, and by the depositor to the trust, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The trust will appoint the servicer as custodian of the receivables and all related documents. The servicer will not physically segregate the receivables from the servicer’s other receivables or other receivables that the servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the trust will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the depositor will reflect the sale and assignment. The receivables will remain in the possession of the servicer and will not be stamped or otherwise marked to reflect the assignment to the trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a receivable for new value in the ordinary course of its business, without actual knowledge of the trust’s interest, and takes possession of a receivable, this purchaser would acquire an interest in the receivable superior to the interest of the trust.

The depositor will take no action to perfect the rights of the trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the trust prior to the time the proceeds are deposited by the servicer into a Trust Account.

Safekeeping of Chattel Paper

As part of each origination of a receivable, an original contract and title application is sent to World Omni Financial Corp.’s Customer Service Center. These documents are scanned into World Omni Financial Corp.’s imaging system to facilitate access and record retention. Reports are generated periodically to identify any new loans that do not have an original contract in the imaged file. In states that do not require retention of the original contract, original contracts that have been successfully scanned into World Omni Financial Corp.’s imaging system are shredded.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a loan has been booked for more than 180 days and World Omni Financial Corp. has not received a negotiable title, that loan enters a title tracking process. World Omni Financial Corp. associates work with the dealers and departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Titles are maintained in account number order in fireproof cabinets in World Omni Financial Corp.’s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the title is released and mailed to the appropriate party. In states that require the return of the contract, the original contract is returned to the obligor.

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the receivables have been originated, a security interest in financed vehicles is perfected by obtaining the certificate of title to the financed vehicle or notation of the secured party’s lien on the vehicle’s certificate of title.

Unless the related prospectus supplement specifies otherwise, each receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.’s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title. The obligors on the receivables will not be notified of the sale from World Omni Financial Corp. to the depositor, or the sale from the depositor to the trust, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the depositor or from the depositor to the trust by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the depositor, and the depositor will transfer and assign its security interest in the financed vehicles to the related trust. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the depositor will amend the certificates of title of the financed vehicles to identify the related trust as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds to the assignor’s rights as secured party. Because the trust is not identified as the secured party on the certificate of title, however, the security interest of the trust in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under each sale and servicing agreement or pooling and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated vehicle.

Repossession

In the event of default by a vehicle purchaser, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor’s right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

Other state laws may have additional requirements. For example, in California a secured party must give at least 15 days’ notice to anyone liable on the retail installment contract prior to selling the collateral. Any person liable on the contract can reinstate the contract within 15 days if certain conditions are satisfied. This right to reinstate the contract can be exercised once in any 12 month period and twice during the term of the contract. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus, in most jurisdictions, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus reasonable attorneys’ fees and legal expenses, to the extent provided by agreement and not prohibited by law, or, in some states, by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the vehicles generally will be applied as follows: first, to the payment of the outstanding payment balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the receivable was charged-off; third, to the expenses of resale and repossession; fourth, to the payment of unpaid finance charges that accrued after the date on which the receivable was charged-off; and fifth, to the payment of applicable late charges and fees. Some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness. Other states do not prohibit or limit deficiency judgments. However, a deficiency judgment is a personal judgment against the obligor for the shortfall, and a defaulting obligor likely has little capital and few sources of income available following repossession. Therefore, in many cases, deficiency judgments will provide little or no recoveries.

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the receivables. If the trust were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the securityholders.

Under the laws of some states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash, which is sometimes referred to as a cash sale differential. If a dealer charges a differential, applicable finance charge ceilings could be exceeded.

The “holder-in-due-course rule” of the Federal Trade Commission subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the related trust as holder of the related receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.’s warranties under the related purchase agreement and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured. We refer you to “Description of the Trust Documents—Sale and Assignment of Receivables.”

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission requires that all sellers of used vehicles prepare, complete and display a “buyer’s guide” which explains the warranty coverage for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer’s guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a receivable were successful in asserting any claim or defense, the servicer could pursue on behalf of the related trust any reasonable remedies against the seller or the manufacturer of the vehicle.

Under each purchase agreement, World Omni Financial Corp. will have represented and warranted that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and the claim materially and adversely affects the trust’s interest in a receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. and would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor’s active duty in the military. We refer you to “Risk Factors—Receivables that fail to comply with consumer protection laws may result in losses on your investment” in this prospectus.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material federal income tax consequences of the purchase, ownership and disposition of the securities. However, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders or certificateholders that are insurance companies, regulated investment companies or dealers in securities. This discussion is directed to prospective purchasers who purchase securities in the initial distribution and who hold the securities as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. Prospective investors are urged to consult their own tax advisors in determining federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the securities.

The following summary is based upon current provisions of the Internal Revenue Code, the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of Kirkland & Ellis LLP, special federal tax counsel to the trust, regarding certain federal income tax matters discussed below. An opinion of federal tax counsel, however, is not binding on the IRS or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving both debt and equity interests issued by a trust with terms similar to those of the securities. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the securities. For purposes of the following summary, references to the trust, the securities and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to each trust and the securities and related terms, parties and documents applicable to the trust.

The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership, a grantor trust, or a disregarded entity. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership, a grantor trust, or a disregarded entity.

Treatment of Trusts

Tax Characterization of the Trust

A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series, including any class of notes treated as equity for federal income tax purposes. Federal tax counsel will deliver its opinion that a trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Such counsel’s opinion will also conclude that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the securities, and certificateholders could be liable for any tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

Treatment of the Notes as Indebtedness

The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal, state and local income and franchise tax purposes. Prior to the sale of securities by the related trust, federal tax counsel will deliver its opinion to the trust with respect to each series of notes that either:

•	the notes of the series will be characterized as debt for federal income tax purposes; or

•	the notes of the series should be characterized as debt for federal income tax purposes, but if the notes are not characterized as debt, the notes will be characterized as interests in a partnership.

Except as described below under the heading “—Possible Alternative Treatment of the Notes,” the discussion below assumes that the characterization of the notes as debt for federal income tax purposes is correct.

Original Issue Discount

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not “interest only” or “principal only” notes. To the extent we offer these notes, the related prospectus supplement will describe the relevant federal income tax consequences. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the notes, that is, any excess of the principal amount of the notes over their issue price, is de minimis, or less than 1/4% of their principal amount multiplied by the maturity of the notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

Interest Income on the Notes

Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder’s method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Internal Revenue Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a note not at the time of original issue, of a note at a discount will be subject to the “Market Discount Rules” of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders should consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a note at a premium, that is an amount in excess of the amount payable upon the maturity of the note, the noteholder will be considered to have purchased the note with “amortizable bond premium” equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder’s gross income under the holder’s normal accounting method.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders should consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder’s adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder’s cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Interest paid or accrued to a noteholder who is a Non-U.S. Person generally will be considered “portfolio interest,” and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•	is not actually or constructively a “10 percent shareholder” of the trust or the depositor, including a holder of 10% of the outstanding certificates, or a “controlled foreign corporation” with respect to which the trust or the depositor is a “related person” within the meaning of the Internal Revenue Code; and

•	provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8BEN or a similar form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name and address.

If the information provided in this statement changes, the Non-U.S. Person must inform the trust within 30 days of the change. If a note is held through a securities clearing organization or some other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a W-8BEN or a similar form provided by the Non-U.S.

Person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding

Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 28% of the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

Possible Alternative Treatment of the Notes

In the opinion of federal tax counsel, in the event that any series of notes were not treated as debt for federal income tax purposes, the series of notes would be characterized for federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the trust, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the securities. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the notes as debt, the characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes, plus possibly some other items, even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

Treatment of the Trust as a Partnership

With respect to each series of certificates identified in the related prospectus supplement as representing interests in a partnership, the depositor and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, including the depositor in its capacity as recipient of distributions from the Spread Account and any other account specified in the related prospectus supplement in which the depositor has an interest, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to those contemplated herein.

A variety of alternative characterizations are possible. For example, because the certificates may have some features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any characterization should not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are strip securities and a series of certificates includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to the certificates will be disclosed in the applicable prospectus supplement.

Partnership Taxation

As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder’s accruals of guaranteed payments, if any, from the trust and its allocated share of other income, gains, losses, deductions and credits of the trust. The trust’s income will consist primarily of interest and finance charges earned on the receivables, including appropriate adjustments for market discount, OID and premium, and any gain upon collection or disposition of receivables. The trust’s deductions will consist primarily of interest accruing with respect to the notes, guaranteed payments, if any, on the certificates, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

Under the trust agreement, stated interest payments on the certificates, including interest on amounts previously due on the certificates but not yet distributed, will be treated as allocations of net interest income, or in other words, interest income on the receivables less interest deductions on the notes, and, to the extent distributions of the stated interest exceed the net interest income, as “guaranteed payments” under Section 707(c) of the Internal Revenue Code. Guaranteed payments are payments to partners for the use of their capital and, in the present circumstances, are treated as deductible to the trust and ordinary income to the certificateholders. The trust will have a calendar year tax year and will deduct the guaranteed payments under the accrual method of accounting. Certificateholders with a calendar year tax year are required to include the accruals of net interest income and guaranteed payments in income in their taxable year that corresponds to the year in which the net income accrues or the trust deducts the guaranteed payments, and certificateholders with a different taxable year are required to include the amounts in income in their taxable year that includes the December 31 of the trust year in which the net income accrues or the trust deducts the guaranteed payments. It is possible that guaranteed payments will not be treated as interest for all purposes of the Internal Revenue Code.

In addition, the trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each collection period equal to the sum of:

•	any trust income attributable to discount on the receivables that corresponds to any excess of the principal amount of the securities over their initial issue price;

•	prepayment premium, if any, payable to the certificateholders for the month; and

•	any other amounts of income payable to the certificateholders for the month.

The allocation will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of securities over their principal amount. All remaining items of income, gain, loss and deduction of the trust will be allocated to the depositor.

Based on the economic arrangement of the parties, this approach for allocating trust income and accruing guaranteed payments should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be subject to tax on income equal to the entire amount of stated interest payments on the certificates plus the other items described above even though the trust might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay the taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing securities at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

Most of the taxable income and guaranteed payments allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated debt-financed income” generally taxable to a holder under the Internal Revenue Code.

An individual taxpayer may generally deduct miscellaneous itemized deductions which do not include interest expense only to the extent they exceed two percent of adjusted gross income, and certain additional limitations may apply. An individual taxpayer’s share of expenses of the trust, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust. It is not clear whether these rules would be applicable to a certificateholder to the extent it received guaranteed payments.

The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that the calculations be made separately for each receivable, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

Discount and Premium

The purchase price paid by the trust for the receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.

If the trust acquires the receivables at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the receivables or to offset any premium against interest income on the receivables. As indicated above, a portion of the market discount income or premium deduction may be allocated to certificateholders.

Disposition of Certificates

Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the depositor’s tax basis in the certificates sold. A certificateholder’s tax basis in a certificate will generally equal the holder’s cost increased by the holder’s share of trust income and accruals of guaranteed payments, includible in income and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder’s share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a pro rata portion of the aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

Any gain on the sale of a certificate attributable to the holder’s share of unrecognized accrued market discount on the receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to the special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the certificates.

Allocations Between Transferors and Transferees

In general, the trust’s taxable income and losses will be determined monthly and the tax items and accruals of guaranteed payments, if any, for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items and any accruals of guaranteed payments, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner’s interest, taxable income or losses and accruals of guaranteed payments of the trust might be reallocated among the certificateholders. The trust’s method of allocation between transferors and transferees may be required to conform to a method permitted by future regulations.

Section 754 Election

In the event that a certificateholder sells its certificates at a profit or a loss, the purchasing certificateholder will have a higher or lower basis respectively in the certificates than the selling certificateholder had. The tax basis of the trust’s assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Internal Revenue Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make the election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the trust. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return IRS Form 1065 for each taxable year of the trust and will report each certificateholder’s allocable share of items of trust income and expense and accruals of guaranteed payments to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all the inconsistencies.

Under Section 6031 of the Internal Revenue Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing some information on the nominee, the beneficial owners and the certificates so held. The information includes:

(1)	the name, address and taxpayer identification number of the nominee; and

(2)	as to each beneficial owner:

•	the name, address and taxpayer identification number of the person;

•	whether the person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing; and

•	some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

The depositor will be designated as the tax matters partner in the trust agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Internal Revenue Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder’s returns and adjustments of items not related to the income and losses of the trust.

Tax Consequences to Non-U.S. Certificateholders

Although there is no clear authority, it appears that the trust would not be considered to be engaged in the conduct of a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, and, although there is no clear authority dealing with that issue under facts substantially similar to those described here, the trust intends to take the position that it is not engaged in the conduct of a trade or business in the United States. Non-U.S. Persons that are partners in a partnership that is not engaged in the conduct of a trade or business in the United States are subject to U.S. withholding tax at a rate of 30 percent assessed on a gross basis on certain items of fixed or determinable annual or periodical gains, profits and income earned by the partnership from U.S. sources that are allocable to the non-U.S. partners. To the extent that any income earned by a partnership is allocable to partners that are Non-U.S. Persons, the partnership is obligated to withhold the gross basis tax, unless the tax is eliminated by an income tax treaty to which the United States is a signatory or another exemption applies. It is not expected that interest earned by the trust would qualify as “portfolio interest” that is not subject to U.S. withholding tax to the extent allocable to a certificateholder that is a Non-U.S. Person. Assuming then that the trust is not considered to be engaged in the conduct of a trade or business in the United States, the trust would be required to withhold U.S. tax on interest earned by the trust on the receivables that is allocable to certificateholders that are Non-U.S. Persons, unless the tax is eliminated by an income tax treaty. Non-U.S. Persons holding certificates will therefore be required to provide to the trustee an IRS Form W-8BEN or a similar form establishing the non-U.S. certificateholder’s entitlement to benefits under an income tax treaty that eliminates U.S. withholding tax on payments of interest from U.S. sources. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures.

Backup Withholding

Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a “backup” withholding tax of 28% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Internal Revenue Code. We refer you to “—Tax Consequences to Holders of the Notes—Backup Withholding.”

Trusts Treated as Grantor Trusts

Tax Characterization of Grantor Trusts

If specified in the related prospectus supplement, Kirkland & Ellis LLP will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Internal Revenue Code. In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the trust’s assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to as grantor trust certificates.

If the IRS were to contend successfully that the trust is not a grantor trust, the trust should be classified for federal income tax purposes as a partnership which is not taxable as a corporation. The income reportable by the holders of such certificates as partners could differ from the income reportable by the holders of such certificates as grantors of a grantor trust. However, it is not expected that such differences would be material.

Characterization of Certificates

Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with such grantor trust certificateholder’s method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Internal Revenue Code Section 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer, or any person to whom the servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the receivables. The receivables would then be subject to the “coupon stripping” rules of the Internal Revenue Code discussed below.

Stripped Bonds and Stripped Coupons

Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, it appears that each purchaser of a grantor trust certificate that bears non-pro rata portions of the principal and interest payment on the receivables will be treated as the purchaser of a stripped bond or stripped coupon, which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued under Section 1286 of the Internal Revenue Code, if the discount on a stripped bond is larger than a de minimis amount, as calculated for purposes of the OID rules of the Internal Revenue Code, such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the “stated redemption price at maturity,” generally, principal and any interest which is not “qualified stated interest” of a debt instrument over its issue price. We refer you to “—Original Issue Discount” below. Based on the preamble to the Section 1286 Treasury Regulations, federal tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass-through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as “qualified stated interest” within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee’s tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the receivables in a particular trust as to which there is “excess servicing” and that the remainder of such receivables will not be treated as stripped bonds, but as undivided interests as described above. As further provided in the applicable prospectus supplement, it is not anticipated that grantor trust certificates which are stripped bonds will be issued with greater than de minimis OID. Stripped coupons will have OID equal to the excess of all anticipated payments thereon over their issue price, and that OID will not be de minimis.

Original Issue Discount

The rules of the Internal Revenue Code relating to OID, currently Sections 1271 through 1273 and 1275, will be applicable to a grantor trust certificateholder that acquires an undivided interest in a stripped bond or stripped coupon issued or acquired with OID, and this person must include in gross income the sum of the “daily portions,” as defined below, of the OID on such stripped bond or stripped coupon for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. Because payments on such stripped bonds and stripped coupons may be accelerated by prepayments on the underlying obligations, OID will be determined as required under Internal Revenue Code Section 1272(a)(6). Pursuant to Internal Revenue Code Section 1272(a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in the prospectus supplement. In the case of an original grantor trust certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond or stripped coupon during each successive monthly accrual period, or shorter period in respect of the date of original issue or the final payment date. This will be done, in the case of each full monthly accrual period, by adding:

(1)	the present value of all remaining payments to be received on the stripped bond or stripped coupon under the prepayment assumption used in respect of the grantor trust certificates; and

(2)	any payments, other than qualified stated interest, received during such accrual period, and subtracting from the total the “adjusted issue price” of the stripped bond or stripped coupon at the beginning of such accrual period.

No representation is made that the grantor trust certificates will prepay at any prepayment assumption. The “adjusted issue price” of a stripped bond or stripped coupon at the beginning of the first accrual period is its issue price, as determined for purposes of the OID rules of the Internal Revenue Code, and the “adjusted issue price” of a stripped bond or stripped coupon at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment, other than qualified stated interest, made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent grantor trust certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The servicer will report to all grantor trust certificateholders holding stripped bonds or stripped coupons as if they were original holders.

With respect to the receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease, but never below zero, in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the receivables. Subsequent purchasers that purchase grantor trust certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

Market Discount

A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable or stripped bond is considered to have been purchased at a “market discount.” Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable allocable to such holder’s undivided interest over such holder’s tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Internal Revenue Code Section 1276 and 1278. The IRS may require you to compute market discount on a receivable by receivable basis, based on the allocation of your purchase price among the receivables based on their fair market values. However, we will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute market discount on an aggregate basis, you may be required by the IRS to recompute such market discount on a receivable by receivable basis.

The Internal Revenue Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Internal Revenue Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

(1)	the total remaining market discount; and

(2)	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

(1)	the total remaining market discount; and

(2)	a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

Premium

The price paid for a grantor trust certificate by a holder will be allocated to such holder’s undivided interest in each receivable based on each receivable’s relative fair market value, so that such holder’s undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code. A grantor trust certificateholder that makes this election for a grantor certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute such premium.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a receivable prepays in full. The loss is equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

Election to Treat All Interest as OID

The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount, including de minimis market discount or OID, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder owns or acquires. We refer you to “—Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

Sale or Exchange of a Grantor Trust Certificate

Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner’s adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the depositor’s purchase price for the grantor trust certificate, increased by the OID and any market discount included in the depositor’s gross income with respect to the grantor trust certificate, and reduced by any market premium amortized by the depositor and by principal payments on the grantor trust certificate previously received by the depositor. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code, except in the case of gain attributable to accrued market discount, as noted above under “—Market Discount,” and, with respect to noncorporate owners, will be short-term or long-term, depending on weather the grantor trust certificate has been held for 12 months or less, or more than 12 months respectively. Long-term capital gain tax rates of noncorporate owners provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.

Grantor trust certificates will be “evidences of indebtedness” within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

Non-U.S. Persons

Interest or OID paid to Non-U.S. Persons who own grantor trust certificates will be treated as “portfolio interest” for purposes of United States withholding tax. This interest, including OID, if any, attributable to the underlying receivables will not be subject to the normal 30%, or any lower rate provided for by an applicable tax treaty, withholding tax imposed on such amounts provided that:

(1)	the Non-U.S. Person is not a “10% shareholder” within the definition of Section 871(h)(3) of any obligor on the receivables; and is not a controlled foreign corporation within the definition of Section 957 related to any obligor on the receivables; and

(2)	such certificateholder fulfills certain certification requirements.

Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a U.S. person and must provide its name and address. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the U.S. by such certificateholder, such owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate. See “Tax Consequences to the Holders of the Notes—Non-U.S. Holders” above for a further discussion of these rules.

Information Reporting and Backup Withholding

The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during such year, such information as the servicer deems necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 28% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Trusts Treated as Disregarded Entities

With respect to certificates identified in the related prospectus supplement as being entirely owned by the depositor, the depositor and the servicer will agree, pursuant to the “check-the-box” Treasury Regulations, to treat the trust as a division of the depositor, and hence a disregarded entity, for federal income tax purposes. In other words, for federal income tax purposes, the depositor will be treated as the owner of all the assets of the trust and the obligor of all the liabilities of the trust. Under the “check-the-box” Treasury Regulations, unless it is treated as a grantor trust for federal income tax purposes, an unincorporated domestic entity with more than one equity owner is automatically classified as a partnership for federal income tax purposes. If the trust is classified as a disregarded entity when all its equity interests are wholly-owned by the depositor and if certificates are then sold or issued in any manner which results in there being more than one certificateholder, the trust will be treated as a partnership.

If certificates are issued to more than one person, the depositor and the servicer will agree, and the applicable certificateholders will agree by their purchase, to treat the trust as a partnership for purposes of federal, state and local income and franchise tax purposes, with the partners of such partnership being the certificateholders, including the depositor, and the notes being debt of such partnership.

The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

The prospectus supplement for each series of securities will summarize, subject to the limitations discussed in each prospectus supplement, considerations under the Employee Retirement Income Security Act of 1974, as amended, relevant to the purchase of the securities by employee benefit plans and individual retirement accounts.

PLAN OF DISTRIBUTION

The securities offered hereby and by means of the related prospectus supplements will be offered through one or more of the methods described below. The prospectus supplement with respect to each series of securities will describe the method of offering of the series of securities, including the initial public offering or purchase price of each class of securities or the method by which the price will be determined and the net proceeds to the depositor of the sale.

The offered securities will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods, or an offering of a particular series of securities may be made through a combination of two or more of these methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters specified in the applicable prospectus supplement;

•	by placements by the depositor with investors through dealers; and

•	by direct placements by the depositor with investors.

As more fully described in the prospectus supplement, if underwriters are used in a sale of any offered securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment of the sale. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of the offered securities of a particular series will be described on the cover of the related prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement. If so specified in the related prospectus supplement, the offered securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by the underwriters named in the underwriting agreement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. The underwriters with respect to a sale of any class of securities will be obligated to purchase all the securities if any are purchased.

The depositor and World Omni Financial Corp. will agree to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect of the civil liabilities.

The place and time of delivery for any series of securities in respect of which this prospectus is delivered will be described in the accompanying prospectus supplement. To the extent specified in the prospectus supplement for the related series, the depositor or its affiliates may retain some of the classes of securities.

FINANCIAL INFORMATION

Certain specified trust assets will secure each series of securities. No trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust assets will be included in this prospectus or in the related prospectus supplement.

A prospectus supplement may contain the financial information or financial statements of any provider of credit enhancement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC that is incorporated by reference into this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or a prospectus supplement. We incorporate by reference into this prospectus any future annual report on Form 10-K, distribution report on Form 10-D or current report on Form 8-K, or any amendment to any such form, we file with the SEC prior to the termination of the offering of the securities offered by this prospectus. These periodic reports will be filed under file number 333-117810.

For the time period that the applicable trust is required to report under the Securities Exchange Act of 1934, the aforementioned periodic reports with respect to that trust will be available to you through our website at http://www.jmfamily.com/companies/wofco/asset_backed/asset_backed.htm as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to securityholders referenced throughout this prospectus and the related prospectus supplement will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, (954) 429-2200.

This prospectus and the prospectus supplement for each series are parts of our registration statement. This prospectus does not contain, and the related prospectus supplement will not contain, all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus and any prospectus supplement may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. You can obtain copies of the registration statement from the SEC upon payment of the prescribed charges, or you can examine the registration statement free of charge at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Copies of the material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Section by calling 1-800-732-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the trust documents relating to a series of securities will be provided to each person to whom a prospectus and the related prospectus supplement are delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, (954) 429-2200.

LEGAL MATTERS

The validity of the securities offered hereby and certain federal income tax matters will be passed upon for the depositor by Kirkland & Ellis LLP or by other counsel identified in the related prospectus supplement.

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms in this prospectus. References to the singular form of defined terms in this prospectus include reference to the plural and vice versa.

“Bankruptcy Action” means (1) the institution of or the consenting to the institution of any proceeding to have the trust declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the trust under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the Trust or a substantial portion of the assets of the trust, (4) any assignment for the benefit of the trust’s creditors, (5) causing the trust to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the trust to take any action) that would further items (1) through (6).

“Events of Default” has the meaning, unless otherwise set forth in the prospectus supplement, set forth in “Description of the Notes—The Indenture.”

“Five-State Area” means Alabama, Florida, Georgia, North Carolina and South Carolina.

“JMFE” means JM Family Enterprises, Inc., a Delaware corporation.

“Non-U.S. Person” means a nonresident alien, foreign corporation or other non-U.S. Person.

“Short-Term Note” means a note which has a fixed maturity date not more than one year from the issue date of that note.

“Simple Interest Receivable” means a receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

“Trust Accounts” means the collection account, the distribution account, any pre-funding account, any reserve account and other accounts so identified in the related prospectus supplement.

“U.S. Person” means:

•	a citizen or resident of the United States for U.S. federal income tax purposes; or

•	a corporation or partnership, except to the extent provided in applicable Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

$

World Omni Auto Receivables Trust 200 -

Issuing Entity and Trust

World Omni Auto Receivables LLC

Depositor

World Omni Financial Corp.

Servicer and Sponsor

Asset Backed Notes

Series 200 -

PROSPECTUS SUPPLEMENT

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus and prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus and prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and prospectus supplement is current only as of the date of this prospectus supplement. Until ninety days after the date of this prospectus supplement, all dealers effecting transactions in the offered securities, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

Co-Managers of the Class A Notes

[Underwriters of the Class B Notes]

The date of this Prospectus Supplement is

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All such expenses will be paid by the Registrant.

SEC registration fee	*
Accounting fees and expenses	*
Legal fees and expenses	*
Trustee fees	*
Printing and engraving	*
Blue Sky fees and expenses (including counsel)	*
Rating Agency fees	*
Miscellaneous expenses	*

Total	*

*	To be filed by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The following is a summary of the statutes, limited liability company agreement or other arrangements under which the Registrant’s directors and officers are insured or indemnified against liability in their capacities as such.

Limited Liability Company Agreement

The Registrant was formed under the laws of Delaware. The limited liability company agreement of the Registrant provides, in effect, that, subject to certain limited exceptions, it will indemnify its members, directors or officers and may indemnify any employee or agent of the Registrant who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding (whether civil, criminal, administrative, or investigative and whether formal or informal) other than an action by or in the right of the Registrant, where such person is a party because such person is or was a member, director, officer, employee, or agent of the Registrant. The Registrant’s limited liability company agreement also provides that it will generally indemnify its members and directors against expenses, including, attorney fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by a director in connection with an action, suit or proceeding relating to acts or omissions of that director regarding specified items relating to bankruptcy and insolvency.

In general, the Registrant will indemnify its members, directors or officers and may indemnify its employees or agents against expenses, including attorneys fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with an action, suit or proceeding. To the fullest extent permitted by law, the Registrant will also indemnify such member, director or officer and may indemnify such employee or agent if the person acted in good faith and did not engage in willful misconduct or gross negligence. With respect to a criminal action proceeding, the person must have had no reasonable cause to believe his misconduct was unlawful. Unless ordered by a court, certain indemnifications shall be made by the Registrant only as it authorizes in the specific case after (1) determining that the indemnification is proper under the circumstances because the person to be indemnified has met the applicable standard of conduct and (2) evaluating the reasonableness of the expenses and of the amounts paid in settlement. This determination and evaluation shall be made by a majority vote of the disinterested members or, if there is only one member, by that member. However, no indemnification shall be provided to any member, director, officer, employee or agent of the Registrant for or in connection with (1) the receipt of a financial benefit to which the person is not entitled; (2) voting for or assenting to a distribution to members in violation of the limited liability company agreement or the Delaware Limited Liability Company Act (the “Act”); (3) a knowing violation of law; or (4) acts or missions of such person constituting willful misconduct or gross negligence. To the extent that a member, director, officer, employee, or agent of the Registrant has been successful on the merits or otherwise in defense of an action, suit, or proceeding or in defense of any claim, issue, or other matter in such action, suit or proceeding, such person shall be indemnified against actual and reasonable expenses, including reasonable attorney fees, incurred by such person in connection with the action, suit, proceeding and any action, suit or proceeding brought to enforce such mandatory indemnification.

In addition, no member, director or officer of the Registrant shall be liable to the Registrant or any other person who has an interest in the Registrant for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such member, director or officer in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such member, director or officer by the limited liability company agreement of the Registrant, except that a member, director or officer shall be liable for any such loss, damage or claim incurred by reason of such member’s director’s or officer’s willful misconduct or gross negligence.

Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Delaware Limited Liability Company Act

Section 18-108 of the Act provides that, subject to the standards and restrictions, if any, as are described in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Liability Insurance

The Registrant also maintains insurance providing for payment, subject to certain exceptions, on behalf of officers, director and managers of the Registrant and its subsidiaries of money damages incurred as a result of legal actions instituted against them in their capacities as such officers, directors of managers (whether or not such person could be indemnified against such expense, liability or loss under the Act).

Underwriting Agreement

Each underwriting agreement will provide that the underwriter will indemnify the Registrant against specified liabilities, including liabilities under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

The undersigned hereby undertakes:

(a) As to Rule 415:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the applicable Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in the form of prospectus filed pursuant to 424(b) that is part of this registration statement; provided, further, however, that clauses (i) and (ii) above will not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

If the Registrant is relying on Rule 430B (§230.430B):

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supercede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) As to documents subsequently filed that are incorporated by reference:

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) As to the Equity Offerings of Nonreporting Registrants:

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(d) As to indemnification:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) As to qualification of Trust Indentures under Trust Indenture Act of 1939 for delayed offerings:

The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Trust Indenture Act.

(f) The undersigned Registrant hereby undertakes:

That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) The undersigned Registrant hereby undertakes:

That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, state of Florida, on July 13, 2006.

WORLD OMNI AUTO RECEIVABLES LLC

/s/ Patrick C. Ossenbeck
Patrick C. Ossenbeck
Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement and the above Power of Attorney have been signed below on July 13, 2006 by the following persons in the capacities indicated.

Signature	Title

Brent D. Burns* Brent D. Burns	President and Director (Principle executive officer)

Frank A. Armstrong* Frank A. Armstrong	Senior Vice President and Director

/s/ Patrick C. Ossenbeck Patrick C. Ossenbeck	Treasurer (Principal financial and accounting officer)

Colin W. Brown* Colin W. Brown	Director

Bernard J. Angelo* Bernard J. Angelo	Director

Andrew L. Stidd* Andrew L. Stidd	Director

*By:	/s/ Patrick C. Ossenbeck
Name: Patrick C. Ossenbeck Title: Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1	Limited Liability Company Agreement of the Registrant (incorporated by reference to exhibit no. 3.1 of registration statement no. 333-35542).

4.1*	Form of Trust Agreement and exhibits thereto.

4.2*	Form of Indenture and exhibits thereto.

5.1**	Opinion of Kirkland & Ellis LLP with respect to legality.

8.1**	Opinion of Kirkland & Ellis LLP with respect to tax matters.

10.1*	Form of Sale and Servicing Agreement.

10.2*	Form of Receivables Purchase Agreement.

10.3*	Form of Administration Agreement.

23.1**	Consent of Kirkland & Ellis LLP (included in opinion filed as Exhibit 5.1).

24.1	Powers of Attorney (included in signature page of original filing).

25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Indenture Trustee.

*	Previously filed.
**	To be filed by amendment.
***	To be filed in accordance with Section 305(b) (2) of the Trust Indenture Act of 1939.